UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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National Western Life Group, Inc.

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National Western Life Group, Inc.

PROXY STATEMENT

April 28, 2023
To Our Stockholders:
We cordially invite you to attend the 2023 Annual Meeting of Stockholders of National Western Life Group, Inc. ("we," "us," "our," or "NWLGI") to be held on June 22, 2023 at 11:15 a.m., local time, at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554.
At the annual meeting, in addition to electing members to our board of directors, you will be asked to ratify the appointment of our independent registered public accounting firm, FORVIS, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2023, consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our Named Executive Officers, and conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation.

This year we are again using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about May 5, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2022 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2022 annual report.
Your vote is important, no matter how many or how few shares you may own. Regardless of whether you plan to attend the annual meeting, please take the time to vote by completing, signing, and mailing the enclosed proxy card in the postage-paid envelope provided, or by utilizing mobile voting, or by voting over the Internet.
Our Board of Directors and management look forward to greeting those of you who are able to attend the annual meeting. The accompanying notice of meeting and this proxy statement provide specific information about the annual meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our company.

Sincerely,

Ross R. Moody
Chairman of the Board,
President and Chief Executive Officer

This proxy statement is dated April 28, 2023 and is being first sent to NWLGI stockholders on or about May 5, 2023.

National Western Life Group, Inc.
10801 N Mopac Expy Bldg 3
Austin, TX 78759
(512) 836-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Western Life Group, Inc.:

The 2023 Annual Meeting of Stockholders ("Annual Meeting") of National Western Life Group, Inc. (the "Company" or "NWLGI") will be held on Friday, June 22, 2023 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 11:15 a.m. local time for the following purposes:

1.    Elect nine members to the Company's board of directors (the "Board of Directors"), three of whom to be elected by the holders of Class A Common Stock and six of whom to be elected by the holders of Class B Common Stock, each of whom shall hold office until the next annual stockholders’ meeting or until his or her successor has been elected or appointed or until his or her earlier death, resignation, or removal;

2.    Ratify the appointment of the firm of FORVIS, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.    Consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our Named Executive Officers; and

4.    Conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation; and

5.    Transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), NWLGI has elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about May 5, 2023, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the record date of April 25, 2023. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials as of the date of mailing of the Notice of Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2022, are available at https://www.cstproxy.com/nwlgi/2022.

The Board of Directors of the Company has fixed the close of business on April 25, 2023 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.  A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 for ten days prior to the Annual Meeting.  If you would like to view the stockholder list, please call the Company Secretary at (512) 836-1010 to schedule an appointment.  The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of National Western Life Group, Inc. common stock you hold, as a stockholder your vote is important, and the Board of Directors of the Company strongly encourages you to exercise your right to vote.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

April 28, 2023	Gina Byrne Miller
Senior Vice President - Chief Legal Officer and Secretary

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE VIA THE INTERNET OR BY MOBILE VOTING, OR REQUEST PAPER COPIES OF THE PROXY MATERIALS AND COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING.

ADDITIONAL INFORMATION

You should rely only on the information contained in this proxy statement or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

TABLE OF CONTENTS

PURPOSES OF THE ANNUAL MEETING    1
QUORUM AND VOTING    1
REVOCABILITY OF PROXY    3
SOLICITATION    3
PROPOSAL 1: ELECTION OF DIRECTORS    4
Nominees for the Board of Directors    4
EXECUTIVE OFFICERS    8
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS    9
Relationships among Directors and Executive Officers    9
Transactions with Related Persons, Promoters, and Certain Control Persons    10
Review, Approval, and Ratification of Transactions with Related Persons    11
INFORMATION RELATING TO OUR BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF OUR
BOARD OF DIRECTORS    11
The Board of Directors    11
Meetings of the Board of Directors    11
Attendance at Annual Meetings of Stockholders    11
Board Leadership / Affirmative Determinations Regarding Director Independence    11
Risk Management    12
COMMITTEES OF THE BOARD OF DIRECTORS    12
DIRECTOR NOMINATIONS AND QUALIFICATIONS    13
COMMUNICATIONS WITH THE BOARD OF DIRECTORS    14
CODE OF ETHICS    15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION    15
COMPENSATION DISCUSSION AND ANALYSIS    16
Compensation Committee Report    24
Summary Compensation Table    25
All Other Compensation    26
Grants of Plan-Based Awards    27
Outstanding Equity Awards at December 31, 2021    29
Option Exercises and Stock Vested    32
Pension Benefits    33
Non-Qualified Deferred Compensation    34
Potential Payments Upon Termination or Change in Control    34
Pay Versus Performance    38
CEO Pay Ratio    41
Director Compensation    41
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    43
Audit Fees    43
PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS                                44
PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTING ON EXECUTIVE COMPENSATION                            45
AUDIT COMMITTEE REPORT    46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    47
Owners of More Than 5% of Our Class A Stock or Class B Stock    48
Directors and Executive Officers    51
DELINQUENT SECTION 16(a) REPORTS    52
OTHER INFORMATION    52
Annual Report to Stockholders    52
Deadlines for Submitting Stockholder Nominations and Proposals for the 2024 Annual Meeting    52
Documents Available Without Charge    52

National Western Life Group, Inc.
10801 N Mopac Expy Bldg 3
Austin, TX 78759
(512) 836-1010

PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 are available at https://www.cstproxy.com/nwlgi/2022.

This proxy statement and the accompanying proxy are being made available to holders of our Class A Common Stock, par value $0.01 per share ("Class A Stock"), and our Class B Common Stock, par value $0.01 per share ("Class B Stock" and, together with the Class A Stock, the "Common Stock") on or about May 5, 2023 in connection with the solicitation by the Board of Directors (the "Board of Directors") of National Western Life Group, Inc. of proxies to be used at the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of National Western Life Group, Inc. to be held on Friday, June 22, 2023 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 11:15 a.m. local time. Unless the context requires otherwise, references in this proxy statement to "NWLGI," "the Company," "we," "us," and "our" refer to National Western Life Group, Inc. and its wholly owned subsidiaries.

PURPOSES OF THE ANNUAL MEETING
The purposes of the annual meeting are to:
1.    Elect nine members to the Company's board of directors (the "Board of Directors"), three of whom to be elected by the holders of Class A Common Stock and six of whom to be elected by the holders of Class B Common Stock, each of whom shall hold office until the next annual stockholders’ meeting or until his or her successor has been elected or appointed or until his or her earlier death, resignation, or removal (Proposal 1);

2.    Ratify the appointment of the firm of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);
3.    Consider and act upon, by a non-binding advisory vote, a resolution to approve the compensation of our Named Executive Officers (Proposal 3);
4.    Conduct a non-binding advisory vote on the frequency for future advisory votes to approve executive compensation (Proposal 4); and
5.    Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

QUORUM AND VOTING

Holders of record of our Class A Stock and our Class B Stock, at the close of business on April 25, 2023, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.  As of April 25, 2023, there were 3,436,020 shares of Class A Stock outstanding, held by 1,908 holders of record and 200,000 shares of Class B Stock outstanding, held by two holders of record.  The number of holders of record does not include any beneficial owners for whom shares of Common Stock may be held in "nominee" or "street" name.

Stockholders of record at the close of business on April 25, 2023 will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting, except as otherwise described below.

The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of each of the Class A Stock and the Class B Stock will constitute a quorum at the Annual Meeting.  If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time without further notice, other than announcement at the Annual Meeting, until a quorum is present.  At such reconvened Annual Meeting at which a quorum is present, any business may be transacted as originally noticed.  Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions on that matter from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Election of Directors. Article V of our Restated Certificate of Incorporation, as amended (as so amended, the "Restated Certificate of Incorporation"), provides that the Class A stockholders have the exclusive right to elect one-third (1/3) of the members of our Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders have the exclusive right to elect the remaining members of our Board of Directors. Because the authorized size of our Board of Directors is currently nine directors, the holders of Class A Stock are entitled to elect three directors and the holders of Class B Stock are entitled to elect six directors. Therefore, the names of the six Class B nominees will not appear on the proxy card for our Class A stockholders, and vice versa. Our Amended and Restated Bylaws ("Restated Bylaws") provide that directors are elected by a plurality vote of each class of stock voting separately. Abstentions and broker non-votes will not have any impact on the result of the vote on this item.

As of April 25, 2023, Robert L. Moody, Sr., through the Robert L. Moody Revocable Trust (the "Moody Revocable Trust"), owns more than 99% of the 200,000 outstanding shares of Class B Stock and holds the voting power to elect two-thirds of the members of our Board of Directors as currently constituted. In light of such ownership, we are considered to be a controlled company, and Mr. Moody, through the Moody Revocable Trust, is the controlling stockholder. For additional information, see "Security Ownership of Certain Beneficial Owners and Management – Owners of More than 5% of Our Class A Stock or Class B Stock."

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of the Class A Stock and Class B Stock, voting together as the same class, present at the annual meeting, in person or by proxy, is required to ratify the appointment of FORVIS, LLP to serve as our independent registered public accounting firm. Abstentions will have the effect of a vote against this item.
A Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers. The advisory proposal will be approved if a majority of the shares of the Class A Stock and Class B Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, are voted in favor of the proposal. Abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of this proposal and will have neither the effect of a vote for or vote against the proposal.

A Non-Binding Advisory Vote on the Frequency for Future Advisory Votes to Approve Executive Compensation. The advisory proposal for a three year frequency will be approved if more of the shares of the Class A Stock and Class B Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, are voted in favor of the proposal than in favor of the other options available. Abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of this proposal and will have neither the effect of a vote for or vote against the proposal.

The Inspector of Elections for the Annual Meeting will be Gina Byrne Miller, our Senior Vice President - Chief Legal Officer and Secretary, and she will tabulate the votes.  We will announce preliminary voting results at the Annual Meeting.  The final official voting results from the Annual Meeting will be disclosed in a Current Report on Form 8-K to be filed within four business days after the Annual Meeting.

You may vote your proxy by Internet, by mobile voting, or by mail, as explained below.  Votes submitted electronically over the Internet or by mobile voting must be received by 11:59 p.m., Eastern Daylight Time, on June 21, 2023.  Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting.  The law of Delaware, under which NWLGI is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the stockholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or by mobile voting, please do not mail in a proxy card as it will revoke your Internet or mobile voting proxy.
•Internet. Access the Internet voting site at https://www.cstproxy.com/nwlgi/2022. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that stockholders that vote through the Internet must bear all costs associated with electronic access, including Internet access fees.
•Mobile Voting. On your Smartphone or Tablet, open the QR Reader and scan the image on your proxy card. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

•Mail. If you requested printed copies of the proxy materials, you may vote by mail by simply marking, signing, dating, and returning the proxy card in the postage-prepaid envelope provided for your convenience.

If a stockholder properly uses the Internet voting procedures described on the proxy card, or utilizes mobile voting, or completes, signs, dates, and returns the proxy card, by 11:59 p.m., Eastern Daylight Time, on June 21, 2023, his, her, or its shares will be voted at the Annual Meeting in accordance with his, her, or its instructions.  If a stockholder returns a proxy card unsigned or undated, his, her, or its vote cannot be counted.  If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors' recommendations, as follows:
•FOR the election of each of the nominees to the Board of Directors for whom you are entitled to vote, each to hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed or their earlier death, resignation, or removal;
•FOR the ratification of the appointment of the firm of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•FOR the non-binding advisory approval of the compensation of our Named Executive Officers;
•FOR the non-binding advisory vote of a three-year frequency for future advisory votes to approve executive compensation; and
•In addition, if any other matters properly come before the Annual Meeting, Ross R. Moody, our Chairman of the Board, President and Chief Executive Officer, and Gina Byrne Miller, our Senior Vice President - Chief Legal Officer and Secretary, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment.  The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

REVOCABILITY OF PROXY

The proxy is for use at the Annual Meeting if a stockholder will be unable to attend in person.  The proxy (whether submitted by mail, by mobile voting, or by Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Annual Meeting by:
•executing and delivering a written notice of revocation to the Secretary of NWLGI at our principal executive offices;
•submitting a later-dated proxy by Internet in the manner specified above, by mobile voting in the manner specified above, or in writing to the Secretary of NWLGI at our principal executive offices; or
•attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of NWLGI before the proxy is exercised or unless the stockholder votes his, her, or its shares in person at the Annual Meeting.  Street name holders that vote by proxy may revoke their voting instructions in accordance with their broker's, bank's, or other nominee's procedures.

SOLICITATION

This solicitation is made on behalf of our Board of Directors. The cost of preparing, assembling, printing, and mailing the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card, and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies by mail, email, personal interview, telephone, or other electronic transmission.

PROPOSAL 1:   ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Restated Bylaws provide that the Board of Directors shall consist of a number of directors to be fixed from time to time exclusively by resolution of the Board of Directors.  The Board of Directors currently consists of nine members.  A Board of Directors composed of nine persons is recommended by the Board of Directors to be elected at the 2023 Annual Meeting to serve until the next Annual Meeting of Stockholders, or until their successors have been duly elected and qualified, or until their earlier death, resignation, or removal.  As such, proxies cannot be voted for a greater number of persons than the number of nominees named. Article V of the Restated Certificate of Incorporation of the Company provides that the Class A stockholders shall have the exclusive right to elect one-third of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders shall have the exclusive right to elect the remaining members of the Board of Directors.  Accordingly, the Board of Directors recommends the election of the three Class A nominees and six Class B nominees indicated below.  A plurality of each class of stock voting separately will be necessary to elect the directors of that particular class.  The Restated Certificate of Incorporation of the Company does not permit cumulative voting for directors.

It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote FOR the election of each of the nine persons named in this proxy statement as nominees for director for a one-year term expiring at the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominees for the election of directors include six independent directors, as defined by the NASDAQ Listing Rules and determined by the Board of Directors, and one member of our senior management.  The names of the nominees for election as a director to serve until the 2024 Annual Meeting of Stockholders, until their successors have been duly elected and qualified, or until their earlier death, resignation, or removal, and certain additional information with respect to each of them, are set forth below.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.  Except as indicated in "Relationships among Directors and Executive Officers" below, there are no family relationships among any of our executive officers or the director nominees.

If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors.  If the proxy has been marked to withhold authority to vote for the nominees, the proxy will not then be voted either for or against such substitute nominees.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Class A Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since*

David S. Boone (1)(2)	Director and CEO of United Allergy Services	Class A	62	2016

E. J. Pederson (1)(2)	Former Executive Vice President and Chief	Class A	75	1992
	Operating Officer,
	The University of Texas Medical Branch

Todd M. Wallace	President of the Central Texas Region of	Class A	51	2022
	Jones Lang LaSalle

Class B Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since*

Ross R. Moody	Chairman of the Board, President, and	Class B	60	1981
	Chief Executive Officer of the Company

Dr. Thomas A. Blackwell (1)(2)	Professor of Medicine, The University of	Class B	68	2017
	Texas, Medical Branch

Stephen E. Glasgow (1)(2)	Managing Partner, Texas GSA Holdings, LP,	Class B	60	2004
	RAM Investments, and ABIA Retail, LLC
	Austin, Texas

Frances A. Moody-Dahlberg	Executive Director and Trustee, The Moody	Class B	53	1990
	Foundation

E. Douglas McLeod	Attorney at Law, Investments,	Class B	81	1979
	Director of Moody Gardens, Inc.

Charles D. Milos	Special Advisor and Former Senior	Class B	77	1981
	Vice President of NWLIC

(1)Member of Audit Committee.
(2)Member of Compensation Committee.
* Prior to October 2015 reflects board of director service with National Western Life Insurance Company ("NWLIC"), which was NWLGI's predecessor public company prior to NWLGI's creation as a holding company.
There are no arrangements or understandings pursuant to which any director was elected. All directors hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed or until their earlier death, resignation, or removal.

Class A Nominees
DAVID S. BOONE
David Boone, a CPA, is Director and Chief Executive Officer of United Allergy Services, LLC, a private equity backed medical services company. From 2015-2018, Mr. Boone served as CEO of Alacura Medical Transportation Management, LLC, and Angel Medflight, a private equity backed air ambulance company. He has also served as the lead independent director and Audit Chair of Track Group, a publicly traded electronic monitoring company from 2011-2018.  Mr. Boone served as CEO of American CareSource, a NASDAQ traded health care services firm, from 2006-2011.  He has held executive roles with a variety of publicly traded and start-up organizations including Kraft General Foods, Sears, PepsiCo, Safeway, and Belo Corporation.  He has also been a consultant with the Boston Consulting Group.  Additionally, Mr. Boone also serves on a number of private company boards.  His extensive business background and experience managing regulated entities qualify Mr. Boone to serve as a member of our Board of Directors.

E. J. PEDERSON
E.J. Pederson has been Director of The Sealy Smith Foundation (charitable organization) since December 2010; Interim President, Texas A&M Health Science Center and Interim Vice Chancellor for Health Affairs, The Texas A&M University System from October 2012 to October 2013; Management consultant from January 2007 to October 2012; Executive Vice President, The University of Texas Medical Branch, Galveston from 1986-2005; Vice President Business Affairs of The University of Texas at San Antonio from 1984-1986; and Vice President Business Affairs of The University of Texas at Dallas from 1980-1984. In addition, Mr. Pederson served a director of American National Group, Inc. ("American National"), an insurance holding company, from July 2020 until it was sold to Brookfield Asset Management Reinsurance Partners Ltd. ("BAM Re") in May 2022 and as a director of American National's predecessor public company, American National Insurance Company ("ANICO"), from 2014 until the May 2022 sale. Mr. Pederson’s combination of independence, financial expertise, and experience qualify him to serve as a member of our Board of Directors.

TODD M. WALLACE
Todd Wallace is President of the Central Texas Region of Jones Lang LaSalle ("JLL"), a leading professional services firm that specializes in real estate and investment management. At JLL, Mr. Wallace leads the Austin and San Antonio offices of over 150 professionals and multiple service lines. Prior to joining JLL in 2013, Mr. Wallace led the Austin, San Antonio, and Houston offices of SRS Real Estate Partners, where he was also President of the Leadership Council and a Board Member. Mr. Wallace also serves as CEO of CSW Development, a commercial development firm founded in 2004. He is currently a member of Dell Children’s Foundation Board of Trustees, the Young President’s Organization, a member of The Littlefield Society at The University of Texas at Austin, ACRES (Austin Commercial Real Estate Society), the Real Estate Council of Austin, and the International Council of Shopping Centers. Mr. Wallace is an accomplished business advisor at a publicly-traded, global company and has developed a deep expertise in identifying, evaluating, and mitigating risks locally, regionally, and globally, all of which qualify him to serve as an independent member of our Board of Directors.

Class B Nominees
ROSS R. MOODY
Ross Moody is Chairman of the Board, President, and Chief Executive Officer of NWLGI; Director of NWLIC since 1981, Chief Executive Officer since 2015, (having served as President from 1992-2016); is a Director, Officer, and/or Manager of various Company subsidiaries; and was Director and Chairman of the Board of American National from July 2020 until its sale to BAM Re in May 2022 and Director of ANICO from 2016 until the May 2022 sale; Trustee of The Moody Foundation since 1987 (charitable and educational foundation); Director of The Moody Endowment and Transitional Learning Center at Galveston since 2012 and Director of Moody Medical Research Institute since 2018 (charitable organizations); and Director of Moody National Bank, Moody Bancshares, Inc., and Moody Bank Holding Company, Inc., since 2018.  Mr. Moody's experience as former President and Chief Operating Officer of NWLIC, along with his experience as NWLIC's Chairman and Chief Executive Officer, provide him with significant insight into our operations and qualify him to serve as a member of our Board of Directors.

DR. THOMAS A. BLACKWELL
Dr. Blackwell has served as Professor of Medicine for The University of Texas Medical Branch in Galveston, Texas since August 1982. Dr. Blackwell is a member of the American Medical Association as well as the Texas Medical Association. His primary management responsibilities include professionalism and quality assurance. Dr. Blackwell was elected to the Board of Directors of The Moody Endowment and Transitional Learning Center at Galveston, charitable organizations, in 2017. In addition, Dr. Blackwell serves on various non-profit entity boards. Dr. Blackwell’s overall experience allows him to provide valuable insight and a fresh and unique perspective to the Company, and afford him the ability to serve as a member of our Board of Directors.

STEPHEN E. GLASGOW
Stephen Glasgow is the Managing Partner of Texas GSA Holdings, LP, RAM Investments, and ABIA Retail, LLC, real estate development and investment companies, since 2006, 1990, and 2010, respectively.  Mr. Glasgow has developed and built a variety of different projects, including residential subdivisions, single and multi-family projects, commercial office buildings, retail centers, and government properties.  Mr. Glasgow also serves on the Board of Managers of Stream Gas & Electric, LP, a retail utility provider serving customers in seven states. He has served on that Board since 2007. Mr. Glasgow was elected to the Board of Directors of The Moody Endowment and Transitional Learning Center at Galveston, charitable organizations, in 2017. Mr. Glasgow’s independence, experience, and financial acumen qualify him to serve as a member of our Board of Directors.

FRANCES A. MOODY-DAHLBERG
Frances Moody-Dahlberg is Executive Director of The Moody Foundation (charitable and educational foundation) since 1998 and a Trustee of The Moody Foundation since 2004; Director of American National from July 2020 until its sale to BAM Re in May 2022 and Director of ANICO from 1987 until July 2020; Director of The Moody Endowment and Transitional Learning Center at Galveston since 2012 and Director of Moody Medical Research Institute since 2018 (charitable organizations); Director of Moody National Bank, Moody Bancshares, Inc., and Moody Bank Holding Company, Inc., since 2018; and past Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003.  Mrs. Moody-Dahlberg's significant director experience affords her with the qualities necessary to serve as a member of our Board of Directors.

E. DOUGLAS McLEOD
Attorney; Investments; Chairman and Director of Moody Gardens, Inc. (charitable corporation); past Director of Development of The Moody Foundation (charitable and educational foundation) from 1982 to 2013 (retired); Director of American National from July 2020 until its sale to BAM Re in May 2022 and Director or Advisory Director of ANICO from 1984 to July 2020; past Director of American National County Mutual Insurance Company; Vice President and Director of Colonel Museum, Inc. (charitable organization); past Director and past Chairman of Center for Transportation and Commerce (charitable organization); past Director, Executive Board Member, and Chairman of the Audit Committee, South Texas College of Law (law school); past Member of State House of Representatives of the State of Texas (terms ended January 1983). Mr. McLeod's experience as an attorney and public official, including as a state legislator, as well as experience in real estate development and non-profit administration, allow him to provide a varied set of problem-solving skills and valuable insight to the Company as a member of our Board of Directors.
CHARLES D. MILOS
Charles Milos was Senior Vice President – Mortgage Loans and Real Estate of NWLIC from 1983-2021; Director, officer, and/or manager of various Company subsidiaries; and past President of RCC Management Services, Inc. and Regent Management Services, L.P. (nursing home management).  Mr. Milos was Vice President of Seal Fleet, Inc. from 1981-1983 and an Investment Analyst for NWLIC from 1976-1981.  Mr. Milos's considerable experience as a senior officer of NWLIC, along with his understanding of its operations, qualifies him to serve as a member of our Board of Directors.

The Board of Directors recommends that you vote "FOR" the election of the nominees for director to serve until the 2024 Annual Meeting of Stockholders.  All proxies executed and returned will be voted "FOR" the nominees for whom you are entitled to vote unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

The following persons are our executive officers as of April 25, 2023.  Except as set forth below, there are no family relationships among any of our executive officers or nominees for director.

Name	Age	Position Held (Date Appointed to Position)

Ross R. Moody	60	NWLGI Chairman of the Board, President, and Chief Executive Officer (2015); NWLIC Chairman of the Board and Chief Executive Officer (2015)

Rey Perez	50	NWLGI Senior Vice President (2015); NWLIC President and Chief Operating Officer (2020)

Brian M. Pribyl	64	NWLGI Senior Vice President - Chief Financial Officer and Treasurer (2015); NWLIC Executive Vice President - Chief Financial Officer and Treasurer (2021)

Chad J. Tope	55	NWLIC Executive Vice President - Chief Marketing Officer (2019)

Natalie U. Anderson	53	NWLIC Senior Vice President - Chief Investment Officer (2020)

Gina Byrne Miller	45	NWLGI Senior Vice President - Chief Legal Officer and Secretary (2020); NWLIC Senior Vice President - Chief Legal Officer and Secretary (2020)

Gregory J. Owen	54	NWLIC Senior Vice President - Chief Information Officer (2018)

Joseph J. Hathaway	39	NWLIC Vice President - Chief Actuary and Chief Risk Officer (2022)

The biography for Ross R. Moody, our Chairman of the Board, President and Chief Executive Officer, is listed above under the heading "Nominees for the Board of Directors."

All executive officers are employed by NWLIC. There are no arrangements or understandings pursuant to which any officer was elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office.

REY PEREZ
Mr. Perez has been NWLIC’s President and Chief Operating Officer since January 2020 and an NWLIC director since October 2015. Mr. Perez served as NWLIC's Executive Vice President – Chief Legal Officer from January 2019 to December 2019. Mr. Perez also serves as Senior Vice President of the Company (beginning in 2015) and was Chief Legal Officer and Secretary of the Company until December 2019. Mr. Perez serves as Chairman of the Board, Director, Officer, and/or Manager of various Company subsidiaries. Mr. Perez was NWLIC’s Senior Vice President – Chief Legal Officer and Secretary from February 2015 to January 2019, Vice President – Corporate Counsel of NWLIC from December 2011 to February 2015, Assistant Vice President – Corporate Counsel from April 2006 to December 2011, and Corporate Counsel from May 2001 to April 2006.

BRIAN M. PRIBYL
Mr. Pribyl has been NWLIC’s Executive Vice President – Chief Financial Officer and Treasurer since June 2021, and he serves as Senior Vice President - Chief Financial Officer and Treasurer with the Company (beginning in 2015). Mr. Pribyl served as NWLIC's Senior Vice President - Chief Financial Officer and Treasurer from April 2001 to June 2021. Mr. Pribyl has been an NWLIC director since October 2015, and he serves as Director, Officer, and/or Manager of various Company subsidiaries. Mr. Pribyl was an Executive Vice President – Chief Financial Officer, Treasurer and Secretary for Interstate Assurance Company from July 1990 to April 2001, and an Audit Manager for Price Waterhouse from 1983 to 1990.

CHAD J. TOPE
Mr. Tope has been NWLIC’s Executive Vice President – Chief Marketing Officer since June 2019. He was appointed to the Board of Ozark National Life Insurance Company ("Ozark National"), an NWLIC subsidiary, in August 2019. Prior to joining NWLIC, Mr. Tope served as Owner of Tope Consulting Group from August 2018 to June 2019, and President for Voya Financial from April 1995 to August 2018.

NATALIE U. ANDERSON
Ms. Anderson has been NWLIC’s Senior Vice President – Chief Investment Officer since April 2020, and served as NWLIC's Vice President - Head of Investments from November 2019 to March 2020. Ms. Anderson has been a member of the Investment Committee since November 2019, and Chairman of the Finance Committee since February 2020. Ms. Anderson served as Vice President – Investments from October 2016 to November 2019 and Assistant Vice President - Investments from October 2013 to October 2016. Ms. Anderson has worked in the NWLIC Investments Department since July 1997.

GINA BYRNE MILLER
Ms. Miller has been NWLIC’s Senior Vice President – Chief Legal Officer and Secretary since January 2020, and served as Vice President – Corporate Counsel and Secretary since March 2019. She also serves as Senior Vice President – Chief Legal Officer and Secretary of the Company (beginning in 2019). Ms. Miller serves as Director, Officer, and/or Manager of various Company subsidiaries. Ms. Miller was Vice President – Corporate Counsel of NWLIC from October 2015 to March 2019, Assistant Vice President – Corporate Counsel from October 2013 to October 2015, and Corporate Counsel from February 2005 to October 2013.

GREGORY J. OWEN
Mr. Owen has been NWLIC’s Senior Vice President – Chief Information Officer since March 2018. Prior to joining NWLIC, Mr. Owen served as: Vice President – Chief Information Officer for Western Reserve Group from October 2007 to March 2018; Corporate Vice President – Chief Information Officer for New York Life from August 2005 to September 2007; 2nd Vice President for Assurant Employee Benefits from July 2002 to August 2005; and Client Service Executive for Employer’s Reinsurance Corporation from July 1994 to July 2002.

JOSEPH J. HATHAWAY
Mr. Hathaway has been NWLIC's Vice President - Chief Actuary and Chief Risk Officer since October 2022. After joining the Company in 2008, Mr. Hathaway held a number of roles of increasing responsibility in the valuation and financial reporting areas of the Actuarial department. He served as Director – Valuation Actuary from January 2015 to January 2017, Assistant Vice President – Valuation Actuary from January 2017 to January 2019, and Vice President – Appointed Actuary from January 2019 to October 2022. Mr. Hathaway is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2022 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.  Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

Relationships among Directors and Executive Officers

Ross R. Moody of Austin, Texas, the Chairman of the Board, President, and Chief Executive Officer and a director of the Company, is the half-brother of Frances A. Moody-Dahlberg and the step-nephew of E. Douglas McLeod.  Frances A. Moody-Dahlberg of Dallas, Texas, a director of the Company, is the half-sister of Ross R. Moody and niece of E. Douglas McLeod. E. Douglas McLeod of Galveston, Texas, a director of the Company, is the step-uncle of Ross R. Moody and uncle of Frances A. Moody-Dahlberg.

Please read "Compensation Discussion and Analysis" below for information regarding the payments and awards we made to our Named Executive Officers during 2022.

Transactions with Related Persons, Promoters, and Certain Control Persons

Robert L. Moody, Jr. ("Mr. Moody, Jr.") is the son of Robert L. Moody, Sr., Chairman Emeritus of the Board of Directors, the brother of Ross R. Moody, the Company's Chairman, President, and Chief Executive Officer, the half-brother of Frances A. Moody-Dahlberg, a director of the Company, and the step-nephew of E.Douglas McLeod, a director of the Company.

Mr. Moody, Jr. wholly owns an insurance marketing organization that maintains agency contracts with NWLIC pursuant to which agency commissions are paid in accordance with NWLIC's standard commission schedules. Mr. Moody, Jr. also maintains an independent agent contract with NWLIC for policies personally sold under which commissions are paid in accordance with standard commission schedules.  In 2022, commissions paid under these agency contracts aggregated approximately $46,507. Mr. Moody, Jr. is also a stockholder of the Company, as shown below under the heading "Security Ownership of Certain Beneficial Owners and Management – Owners of More than 5% of Our Class A Stock or Class B Stock."

NWLIC holds an investment totaling approximately 9.4% of the issued and outstanding Class A shares of Moody Bancshares, Inc. ("Bancshares") at December 31, 2022, and the Three R Trusts owns a majority of the issued and outstanding Class B shares of Bancshares, which allows Three R Trusts to elect a majority of Bancshares' directors. Three R Trusts are Texas trusts established by Robert L. Moody, Sr., for the benefit of his children, Mr. Moody, Jr., Ross R. Moody, Frances A. Moody-Dahlberg, and Russell S. Moody. Bancshares owns 100% of the outstanding shares of Moody Bank Holding Company, Inc., which owns approximately 98.5% of the outstanding shares of Moody National Bank ("MNB"). NWLIC utilizes MNB for certain bank custodian services as well as for certain administrative services with respect to its qualified defined benefit plan described below.  During 2022, fees totaling $486,813 were paid to MNB with respect to these services. NWLIC also maintains a revolving line of credit facility with MNB up to the principal amount of $75,000,000, and a Master Repurchase Agreement with MNB providing for the overnight investment of its cash balances.  The revolving credit loan agreement was renewed with MNB most recently in 2021.

American National was previously a related party until it was acquired by BAM Re in May 2022. Related party transaction totals with American National disclosed here for 2022 cover the period prior to the acquisition. During 2022, NWLIC paid American National ("American National") $116,314 in premiums for certain company sponsored benefit plans and $1,506,422 in reimbursements for claim costs for which American National provides third party administrative services.  During that same period, American National paid NWLIC $1,569,190 in premiums for its company sponsored benefit plans. NWLIC maintained an investment management agreement with American National Registered Investment Advisor, Inc., a subsidiary of American National, under which $29,753 was paid for services in 2022.  Robert L. Moody, Sr. served as Chairman Emeritus of ANICO, a subsidiary of American National, Ross R. Moody served as a non-executive Chairman of the Board of American National, and Frances A. Moody-Dahlberg, E. Douglas McLeod, and E.J. Pederson, members of the NWLGI Board of Directors, served as members of the American National Board of Directors.

Robert L. Moody, Sr., the Company’s Chairman Emeritus, is the last surviving life estate beneficiary of the Libbie Shearn Moody Trust, which was established in 1943 pursuant to the last will and testament of his grandmother, Libbie Shearn Moody. At the end of 1963, Mr. Moody’s life estate interest (the “Life Interest”) in that trust was assigned to NWLIC and is now held by a wholly owned subsidiary of NWLIC. Because (i) NWLIC includes the Life Interest in its statutory asset base and (ii) the Life Interest will terminate upon Mr. Moody’s death, the Colorado Division of Insurance required NWLIC to obtain life insurance policies on Mr. Moody’s life to support the valuation of the Life Interest. NWLIC issued the required policies, and those renewable term policies have been reinsured with third party insurers. Over time, beginning in the early 1990s, the permitted value of the Life Interest has declined for statutory accounting purposes. Therefore, in 1994, with the approval of the NWLIC’s board of directors and as part of Mr. Moody’s compensation as Chairman of the Board and CEO, NWLIC agreed to assign to Mr. Moody the amount of insurance in excess of the Life Interest’s statutory accounting value. The Company pays the premiums on the excess amount, and Mr. Moody recognizes as taxable income the portion of the premiums that relate to the excess amount. Mr. Moody has designated the beneficiaries for purposes of the excess amount, and those beneficiaries may be changed by Mr. Moody from time to time. As of December 31, 2022, the excess amount of this renewable term life insurance held by Mr. Moody is $14,225,000, and the amount of the premiums paid by the Company during 2022 was $964,000.

Todd M. Wallace serves as a director of NWLGI. Mr. Wallace is the President of the Central Texas Region of Jones, Lang, LaSalle Brokerage, Inc. ("JLL"). Braker P III, LLC, a subsidiary of NWLIC, entered into a leasing agent agreement with JLL in 2022 under which payments were made totaling $180,208 in 2022. Ozark National also entered into a services agreement with JLL in 2022, and no payments were made under that agreement in 2022.

Review, Approval, and Ratification of Transactions with Related Persons

In accordance with the Company's Audit Committee Charter, related party transactions must be reviewed and approved by the Audit Committee of the Board of Directors, both at inception and on an ongoing basis.  Periodic reports of potential related party transactions are brought to the attention of the Audit Committee by management, and the Audit Committee reviews the information on a case by case basis to determine if any transaction is a related party transaction.  The standard of review for any related party transaction is that the transaction must be fair to the Company and the transaction must be no more favorable to the related party than a similar arm's length transaction with a non-related party.

Other than the requirements contained in the Audit Committee Charter, memorandums, and documentation of review and approvals, the Company has not adopted written procedures for review of, or written standards for approval of, these transactions.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors

Our business is managed through the oversight and direction of our Board of Directors.  The Board of Directors currently has nine members and, as detailed in Proposal 1, it recommends a Board of Directors comprised of nine members for the ensuing year.

Meetings of the Board of Directors

During 2022, the Board of Directors held a total of seven meetings.  In addition to meetings, the Board of Directors acts by written consent from time to time but did not do so during 2022.  All of the current directors that were members of the Board of Directors during 2022 attended more than 75% of the meetings during such year.  Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2022.

Attendance at Annual Meetings of Stockholders

We encourage but do not require the members of our Board of Directors to attend the annual meeting of stockholders.  As a result of concerns relating to the COVID-19 pandemic, only six of the then current members of the Board of Directors attended the 2022 annual meeting of stockholders.

Board Leadership / Affirmative Determinations Regarding Director Independence

The Company is a "Controlled Company" as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement to have a majority of the members of its Board of Directors as independent directors.  The Company qualifies as a Controlled Company because Robert L. Moody, Sr., through the Moody Revocable Trust, holds the voting power to elect two-thirds of the members of our Board of Directors, as currently constituted, and therefore is deemed to hold more than 50% of the voting power for the election of directors.

The Board of Directors does not currently separate the role of Chairman of the Board from the role of Chief Executive Officer (both of which are held by Mr. Ross R. Moody) because it believes that this structure currently provides the most efficient and effective leadership model for the Company.  The Company does have a separate lead independent director, David S. Boone, who was elected to the position by the Company's independent directors.  The Board of Directors has affirmatively determined that each of Messrs. Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, E. Douglas McLeod, E. J. Pederson, and Todd M. Wallace are "independent directors" as such term is defined in NASDAQ Listing Rule 5605(a)(2).  The independent directors met in executive session on two separate occasions during 2022.

As described under "Committees of the Board of Directors" below, the Compensation Committee, the Audit Committee, and the Nominating Committee will be comprised solely of "independent director" nominees elected at the Annual Meeting. The Board of Directors has affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC.

Risk Management
Similar to other companies, NWLGI is exposed to a wide spectrum of financial, operational, and other risks.  Effective enterprise risk management ("ERM") is a key discipline for identifying, monitoring, measuring, communicating, and managing risks within limits and risk tolerances.  The Company's Board of Directors and senior management are knowledgeable of and accountable for key risks.  The full Board of Directors of the Company (as well as the Board of Directors of NWLIC) meets at least every other month and regularly hears reports from the President and Chief Executive Officer, the Chief Financial Officer, the President and Chief Operating Officer (NWLIC), the Chief Actuary and Chief Risk Officer (NWLIC), the Chief Investment Officer (NWLIC), and the Chief Legal Officer. In addition, the Board of Directors of the Company has several committees, including the Audit Committee and the Compensation Committee, and the Board of Directors of NWLIC has an Investment Committee and an Executive Committee, that regularly convene to address various aspects of risk. Day-to-day responsibility for the overall ERM governance framework resides with the Company's designated Chief Risk Officer, who directs the Company's Risk Management Committee, which also reports to the Audit Committee.

The Company maintains several management groups and committees that meet regularly to monitor, discuss, and manage a variety of issues and risks associated with the business.  These groups and committees include numerous areas such as regulatory compliance, financial reporting process and controls, fraud unit investigations, product spread management, cybersecurity, and business strategy.  Key members of senior management are involved with these groups and committees providing direction and oversight and serve as a reporting liaison with the Company’s Board of Directors and sub-committees.

COMMITTEES OF THE BOARD OF DIRECTORS

NWLGI's Board of Directors has a standing and separately designated Audit Committee, Compensation Committee, and Nominating Committee.  Information regarding each of these committees is set forth below.

Audit Committee

The Audit Committee of the Board of Directors consists of four directors, all of whom are independent as required by the NASDAQ Listing Rules and federal securities laws.  The committee is primarily responsible for oversight of the Company’s financial statements and controls; assessing and ensuring the independence, qualifications, and performance of the independent auditors; appointing and retaining the independent auditors; approving the independent auditor’s services and fees; reviewing and approving all related party transactions; reviewing potential conflict of interest situations where appropriate; overseeing and directing internal audit activities; reviewing the Company's financial risk assessment process and ethical, legal, and regulatory compliance programs; overseeing the Company's risk management function, including ERM; and reviewing and approving the annual audited financial statements for the Company before issuance.  Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, and E. J. Pederson are members of the Audit Committee.  E. J. Pederson serves as Chairman of the Audit Committee.  The Audit Committee Charter is available in the Financial Information section on the Company's website at www.nwlgi.com.  During 2022, the Audit Committee held 10 meetings.

The Board of Directors has determined that Mr. Boone is an "Audit Committee Financial Expert" as defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as noted above Mr. Boone is an independent director. Additionally, Dr. Blackwell, Mr. Glasgow, and Mr. Pederson are financially literate and are able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement. The Audit Committee will be comprised solely of "independent director" nominees elected at the Annual Meeting.

Compensation Committee

The Compensation Committee of the Board of Directors consists of four directors, all of whom are independent as required by the NASDAQ Listing Rules and federal securities laws. The committee has oversight responsibility for the compensation programs for the Company's Named Executive Officers as well as all other officers.  Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, and E. J. Pederson serve as members of the Compensation Committee and Dr. Blackwell serves as its Chairman. The Compensation Committee's report on executive compensation is included under the heading "Compensation Committee Report," below.  The Compensation Committee held four meetings during 2022, and its charter is available in the Financial Information section on the Company's website at www.nwlgi.com.

Nominating Committee

The Company is a "Controlled Company" as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement that its independent directors oversee the director nomination process. Notwithstanding such exemption, the Company's Board of Directors, as a matter of good corporate governance, established an independent Nominating Committee at its regular meeting held on April 24, 2020. The Nominating Committee held one meeting in 2022.

The Nominating Committee is primarily responsible for identifying individuals qualified to become Board members and annually recommending to the Board the director nominees proposed for election at the annual meeting.

David S. Boone, Stephen E. Glasgow, and E.J. Pederson are the members of the Nominating Committee, and all such members are independent under the NASDAQ Listing Rules. David S. Boone serves as Chairman of the Nominating Committee. The Nominating Committee Charter is available in the Financial Information section on the Company's website at www.nwlgi.com. The Nominating Committee’s process for identifying and evaluating director candidates is discussed below in the “Director Nominations and Qualifications” discussion.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

In evaluating potential director candidates, the Nominating Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors.  The Nominating Committee recommends director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of and familiarity with our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Board of Directors and the Nominating Committee. The Company’s Board of Directors and the Nominating Committee believe that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, viewpoints, and skills.  The Board of Directors and the Nominating Committee consider the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Nominating Committee relies on recommendations made by current directors and officers.  In addition, the Nominating Committee may engage a third party search firm to identify and recommend potential candidates.  Finally, the Board of Directors will consider candidates recommended by stockholders.

Each candidate for director (regardless of whether recommended by a stockholder) must possess at least the following minimum qualifications:
•Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.
•Each candidate shall be an individual who has demonstrated integrity, honesty, and ethics in his or her professional life.
•Each candidate shall be prepared to participate fully in Board of Directors' activities, including attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the Board of Directors' sole judgment, interfere with or limit his or her ability to do so.
•Each candidate shall possess a general appreciation for the issues confronting a public company of our size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy, and basic concepts of corporate finance.
•Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.

In addition, the Board of Directors and the Nominating Committee also consider it desirable that candidates possess the following qualities or skills:
•Each candidate should have knowledge of insurance company regulations or of regulated industries in general, and be able to meet any specific qualifications imposed by regulators on insurance company executives and directors.
•Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.
•Each candidate should possess strategic contacts and involvement in business and civic affairs.

In addition to the foregoing qualifications and qualities, the Board of Directors and the Nominating Committee believe it is valuable for directors to represent a diversity of perspective, experience, skill, education, gender, race, age, ethnicity, religion, disability, and geographic origin whenever possible. The Board of Directors and the Nominating Committee believe such diversity can provide broader insight into the views and priorities of the Company’s diverse stockholders, customers, employees, and agents. Therefore, the Company is committed to considering candidates to the Board of Directors regardless of gender, race, ethnicity, religion, disability, and national origin. Any search firm retained to assist the Committee in seeking candidates for the Board of Directors will affirmatively be instructed to seek to present women and minority candidates.

The table below provides certain information regarding the composition of our Board of Directors , based on the self-identification of our directors. Each of the categories listed in the table has the meaning used in Rule 5606 of the NASDAQ Stock Market.

Board Diversity Matrix (As of April 25, 2023)

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender

Directors	1	6	-	2
Number of Directors who identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	2

Directors who are Military Veterans: 2

Stockholders may recommend potential director nominees by writing to the Corporate Secretary at our principal executive offices located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759, stating the recommended candidate’s name and qualifications for Board membership. When considering potential nominees recommended by stockholders, the Nominating Committee and the Board will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources. In addition, nominations of director nominees by stockholders are subject to the procedures and deadlines as described in the “Deadlines for Submitting Stockholder Nominations and Proposals for the 2024 Annual Meeting” section of this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our Corporate Secretary, Gina Byrne Miller, at the following address: National Western Life Group, Inc., 10801 N Mopac Expy Bldg 3, Austin, TX 78759.

Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company's books, of the stockholder sending such communication, and (iii) the class and number of shares of the Company that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Conduct for all directors, officers, and employees.  This Code is intended to comply with the requirement of the federal securities laws and the requirements of NASDAQ.  The Code of Ethics and Conduct has been posted to the Company's website at www.nwlgi.com in the Financial Information section. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2022, Dr. Thomas A. Blackwell, David S. Boone, Stephen E. Glasgow, and E. J. Pederson served as members of our Compensation Committee.  None of the members of our Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of the Company's executive officers serve as a member of the compensation committee of any company that has an executive officer serving on the Company's Board of Directors.  In addition, none of the Company's executive officers serve as a member of the board of directors of any company that has an executive officer serving as a member of the Company's Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Purpose

This Compensation Discussion and Analysis (CD&A) is intended to explain to stockholders how the Company's compensation program is designed and how it operates with respect to our Named Executive Officers, or NEOs, (CEO, CFO, and the Company's three other most highly paid executives in 2022). It first describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main elements. We then detail and analyze the resultant compensation of our Named Executive Officers. The NEOs are employed by, and their compensation is paid by, NWLIC. The NEOs for 2022 are as follows:

Ross R. Moody, NWLGI President and Chief Executive Officer; NWLIC Chief Executive Officer
Rey Perez, NWLGI Senior Vice President; NWLIC President and Chief Operating Officer
Brian M. Pribyl, NWLGI Senior Vice President – Chief Financial Officer and Treasurer; NWLIC Executive Vice President – Chief Financial Officer and Treasurer
Chad J. Tope, NWLIC Executive Vice President – Chief Marketing Officer
Gregory J. Owen, NWLIC Senior Vice President – Chief Information Officer

The Compensation Committee is appointed by and serves at the discretion of the NWLGI Board of Directors. The Compensation Committee consists of four members who meet the independence requirements of federal securities laws and the listing standards of NASDAQ.  The purpose of the Compensation Committee is to discharge the Board of Directors' responsibilities for reviewing and establishing the compensation not just for the NEOs but for all of the Company's officers. These compensation elements include base salary, annual incentive bonuses, discretionary bonuses and awards, long term incentive compensation in the form of stock appreciation rights ("SARs"), restricted stock units ("RSUs"), and performance share units ("PSUs"), and any other officer compensation arrangements. The Compensation Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company's compensation philosophy and performance.

To assist the Compensation Committee with its responsibilities, it is supported by NWLIC's Human Resources, Legal, and Financial departments. The Compensation Committee may retain, and has retained from time-to-time, independent compensation consultants who report directly to the members of the Compensation Committee.  Regular meetings of the Compensation Committee are scheduled during the year with additional meetings on an as-necessary interim basis and include sessions without members of management present. The Compensation Committee reports to the NWLGI Board of Directors on its actions and recommendations.

The Compensation Committee also considers the advice of Mr. Moody and Mr. Perez concerning executive officers and key employees other than themselves.  Specifically, Mr. Moody and Mr. Perez annually review the performance of key employees and each executive officer other than themselves. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Board of Directors and the Compensation Committee exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company's overall philosophy in setting compensation policies is to align pay with performance while at the same time providing competitive compensation that allows the Company to retain and attract talented individuals. Within this overall philosophy, the Compensation Committee has adopted several key principles to help guide compensation decisions for executive officers:
•Provide a competitive total compensation package so the Company can attract, retain, and motivate talented individuals;
•Tie compensation in part to overall Company financial performance through PSUs and variable bonus awards so that executives are held accountable through their compensation for the performance of the business, thus maintaining a certain amount of compensation at risk;
•Tie compensation in part to the Company's stock performance through SARs, PSUs, and RSUs to align executives' interests with those of the Company's stockholders; and
•Maintain a committee of the Board of Directors independent of senior management that may engage independent compensation consultants as needed to review and establish compensation for executive officers.

Based upon our review of the executive compensation arrangements as detailed in the following sections, the Compensation Committee believes that the compensation program does not encourage executives to take unreasonable risks that may harm stockholder value. This is achieved by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, placing caps on our incentive award payout opportunities, and using long-term incentives following equity practices that limit the potential for timing awards. This is achieved by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, placing caps on our incentive award payout opportunities, limiting the potential for timing incentive awards by setting values based upon a 20-day moving average of closing market prices leading up to the award instead of market prices based on a single date.

Elements of Executive Compensation

Officer compensation arrangements, including those for executive officers, are reviewed and approved annually by the Compensation Committee. The Compensation Committee focuses primarily on the following components in forming the total compensation package for each Company executive officer:
•Base salary;
•Annual cash incentive bonus based on Company performance versus predetermined targets;
•Discretionary cash bonus based upon individual performance; and
•Long-term incentive compensation in the form of SARS, RSUs, and PSUs.
The mix of executive compensation elements is based upon a philosophy of correlating a portion of executive compensation with the Company’s financial results and stock performance, thus putting a segment of executive officer annual and long-term compensation at-risk. This structure provides upside potential and downside risk for senior executive positions in recognition that these roles have greater influence on the Company’s performance.  The Compensation Committee believes that these factors, together with a balance of cash and equity awards, and short-term and long-term incentives, help ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Consultant; Peer Group

To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee engages independent compensation consultants from time-to-time to conduct a survey of executive compensation in a defined group of companies comparable to NWLIC. The surveyed companies are selected by the Compensation Committee based on similar products and product lines, comparable financial size in terms of assets and revenues, and other known competitive factors.  Elements of this process were reviewed by Willis Towers Watson in 2018, 2020, and 2022 and are scheduled to be reviewed periodically in the future.

For the surveys, Willis Towers Watson evaluated the Company's long term incentive compensation program for officers relative to other comparable companies, including American Equity Life, American National, Brighthouse Financial, Citizens Insurance Company, CNO Financial, Fidelity National Financial (formerly F&G), Globe Life (formerly known as Torchmark), Jackson Financial, and Lincoln National. Willis Towers Watson also includes comparative data from their database for companies that are larger in size than this specific comparison group. The primary focus of the surveys was on base pay, total cash compensation, total compensation, incentive compensation plan designs, and overall market competitiveness. The Compensation Committee’s practice has been to generally target base salaries between the 25th and 50th percentile range, excluding incentive compensation, of the identified peer group. The findings and recommendations from these surveys were incorporated into NWLIC’s various incentive compensation programs for officers and into the long-term incentive grants awarded in the 2018 through 2022 compensation cycles.

In addition to market information, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and of each officer.  In approving salary and incentive compensation for individuals other than the NWLGI President and Chief Executive Officer and NWLIC's President and Chief Operating Officer, the Compensation Committee considers recommendations from Mr. Ross R. Moody and Mr. Rey Perez concerning the other Company officers weighing such factors as individual performance, the scope and complexity of their current responsibilities, length of time in their current positions, value of the executive's position to the market, and difficulty of replacement of the officer.  This evaluation focuses most heavily on the base salary levels for each officer.

Base Salary

Annual salary increases are not automatic or guaranteed. The base salaries in effect during 2022 and 2023 for the Named Executive Officers are set forth in the table below. Each of the Named Executive Officers received a salary increase to its current level in the respective amounts shown below. In determining salary increases, the Compensation Committee considered the peer group data and input from Willis Towers Watson, as well as individual and Company performance.

Named Executive Officer	Annual Base Salary (effective December of the preceding year)
	2022	2023	Percentage Increase

Ross R. Moody	$1,084,573.69	$1,116,568.61	2.95%
Rey Perez	$447,500.00	$471,217.50	5.30%
Brian M. Pribyl	$355,174.22	$425,000.00	19.66%
Chad J. Tope	$435,625.00	$435,625.00	—%
Gregory J. Owen	$286,050.89	$303,213.94	6.00%

Annual Incentive Compensation

For executive officer positions, the Compensation Committee has determined that annual incentive bonuses are an integral part of the executive's compensation package as the cash bonuses create a direct link between executive compensation and individual and business performance.  The 2022 bonus programs in which our Named Executive Officers participated were the Officer Bonus Program and the Chief Marketing Officer Bonus Program.

Officer Bonus Program.  All of our NEOs participated in the Officer Bonus Program ("Officer Bonus") during 2022 except Mr. Tope, who participated in the Chief Marketing Officer Bonus Program discussed below.  In order to tie the compensation under the program with the Company's financial performance, the Officer Bonus includes metrics associated with NWLIC's annual sales performance and expense management, and the Company's profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at different levels equating to various target bonus level percentages as follows:

	Chairman and CEO/	Executive	Senior
	President and COO	Vice President	Vice President
Financial Performance Metric	Bonus % Range

Sales	30%	12.5%	8.75%
Expense Management	30%	12.5%	8.75%
Profitability	50% CEO; 40% COO	25.0%	17.50%

The actual bonus percentages achieved for each financial performance metric can be greater than or less than the performance target bonus percentages shown above and are determined by applying a sliding scale of actual performance relative to the target performance level for each metric. The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 150% for the Chairman and CEO, 130% for the President and COO, 65% for Executive Vice Presidents, and 45% for Senior Vice Presidents, is applied to the base salary approved by the Compensation Committee for each participant to determine the earned bonus amount. One-half of the bonus amount for each participant is considered "at risk" and subject to downward revision for failure to successfully complete pre-established individual objectives as determined by the NWLIC President and recommended to the Compensation Committee. The profitability metric is based upon the Company’s audited financial statements for the year. Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee. Accordingly, the bonus payments made in 2022 were based upon the results achieved for 2021 financial performance metrics established by the Compensation Committee and the Officer Bonus payments earned based on 2022 financial performance were paid in March 2023.

The bonus percentages achieved under the programs in 2021 as a percentage of the participant's base salary were 150.0% for the Chairman and CEO, 130.0% for the President and COO, 65.0% for Executive Vice Presidents, and 45.0% for Senior Vice Presidents.  The 2022 bonus percentage achieved was comprised of the Sales, Expense Management, and Profitability financial metrics as shown in the following tables.

Chairman and CEO

Financial Performance Metric	Minimum	Target Level	Achieved Level	Bonus %

Annuity Sales	$340.0 million	$550.0 million	$228.0 million	—%
Life Insurance Sales	$200.0 million	$240.0 million	$125.9 million	—%
Total Sales Metric				—%
Expense Management	109% actual/target	100% actual/target	100.2% actual/target	29.36%
Profitability	0.65% ROA	0.85% ROA	0.805% ROA	44.37%
Total Bonus Percentage				73.73%

President and COO

Financial Performance Metric	Minimum	Target Level	Achieved Level	Bonus %

Annuity Sales	$340.0 million	$550.0 million	$228.0 million	—%
Life Insurance Sales	$200.0 million	$240.0 million	$125.9 million	—%
Total Sales Metric				—%
Expense Management	109% actual/target	100% actual/target	100.2% actual/target	29.35%
Profitability	0.65% ROA	0.85% ROA	0.805% ROA	35.50%
Total Bonus Percentage				64.85%

Executive Vice President

Financial Performance Metric	Minimum	Target Level	Achieved Level	Bonus %

Annuity Sales	$340.0 million	$550.0 million	$228.0 million	—%
Life Insurance Sales	$200.0 million	$240.0 million	$125.9 million	—%
Total Sales Metric				—%
Expense Management	109% actual/target	100% actual/target	100.2% actual/target	12.23%
Profitability	0.65% ROA	0.85% ROA	0.805% ROA	22.75%
Total Bonus Percentage				34.98%

Senior Vice President

Financial Performance Metric	Minimum	Target Level	Achieved Level	Bonus %

Annuity Sales	$340.0 million	$550.0 million	$228.0 million	—%
Life Insurance Sales	$200.0 million	$240.0 million	$125.9 million	—%
Total Sales Metric				—%
Expense Management	109% actual/target	100% actual/target	100.2% actual/target	8.56%
Profitability	0.65% ROA	0.85% ROA	0.805% ROA	16.38%
Total Bonus Percentage				24.94%

Chief Marketing Officer Bonus Program.  The participant in the Chief Marketing Officer Bonus Program ("CMO Bonus") during 2022 was the NWLIC Executive Vice President and Chief Marketing Officer (Mr. Chad J. Tope).  In order to tie the compensation under the program with the Company's financial performance, the CMO Bonus includes metrics associated with NWLIC's annual sales performance, product persistency, expense management, and the Company's profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at different levels equating to various bonus level percentages as follows:

Chief Marketing Officer
Financial Performance Metric	Bonus % Range

Life Sales	0% to No limit
Annuity Sales	0% to No limit
Company Profitability	20% (sliding scale)
Although each of the financial performance metrics in the above chart has no limit individually, the sum is subject to a maximum aggregate of 200% which is applied to the CMO annual base salary, as approved by the Compensation Committee, to determine the bonus amount earned.

The bonus percentage under the CMO Program in 2021 as a percentage of the participant's base salary was 95.0%.  The 2022 bonus percentage achieved was comprised of Life Sales, Annuity Sales, and Profitability financial metrics as shown in the following table.

Financial Performance Metric	Minimum	Target Level	Achieved Level	Bonus %

Annuity Sales	$340.0 million	$550.0 million	$228.0 million	—%
Life Insurance Sales	$200.0 million	$240.0 million	$125.9 million	—%
Total Sales Metric				—%
Profitability	0.65% ROA	0.85% ROA	0.805% ROA	18.87%
Total Bonus Percentage				18.87%

For additional information regarding awards made in 2022 to our Named Executive Officers, see the Summary Compensation Table on page 25.

Discretionary Bonus Awards

The Compensation Committee considers from time-to-time circumstances which merit the need for a discretionary bonus. Although many of these situations may be deemed within the normal responsibilities of officers, the Compensation Committee on occasion may provide one-time bonuses to identified officers where the demands of the situation warrant such award. The Compensation Committee awarded one discretionary bonus to Mr. Chad Tope in 2022. No other discretionary bonuses were awarded to the Named Executive Officers.

Long-Term Incentive Compensation

The Company currently has one equity compensation plan, which was originally approved by NWLIC's stockholders in 2008. That equity plan was assumed by NWLGI from NWLIC in 2015 pursuant to the terms of the holding company reorganization. Thereafter, the plan was amended, restated and approved by stockholders of NWLGI in June 2016, extending its term for ten years from the date of stockholder approval. In December 2022, this plan was amended and restated by the Board of Directors to make certain technical and administrative changes. This amended and restated incentive plan, as amended, is referred to in this proxy statement as the "Amended Incentive Plan." As of December 31, 2022, there were a total of 291,000 shares of Class A Stock that were authorized for issuance upon the settlement or exercise, as applicable, of awards granted pursuant to the plan. Although the Company historically granted stock options, in addition to SARs, RSUs and PSUs, as of December 31, 2022, there were no outstanding stock options. Furthermore, under the terms of all outstanding SARs, RSUs and PSUs, all such awards may be settled only in cash. Accordingly, no shares of Class A Stock are issuable under the terms of such awards.

Under the Amended Incentive Plan, the Compensation Committee has provided Company officers with long-term incentive awards through grants of SARs directly aligning the interest of the officers with stockholder interests. All SARs granted December 2019 and thereafter vest ratably over a three-year period, with the first vesting date occurring on the first anniversary of the date of the grant, in order to promote a long-term perspective and to encourage key employees to remain at the Company. All SARs were granted based on a 20-day average of the Class A Stock closing price up to and including the grant date. The Compensation Committee believes that SARs are inherently performance-based and a form of at-risk compensation since the recipient does not benefit unless the market price of Class A Stock subsequently rises.

The Amended Incentive Plan also includes provisions regarding the definition of performance objectives which could be used in the issuance of performance awards. The Incentive Plan allows for certain other share or unit awards which are solely paid out in cash based on the value of the Company's shares, or changes therein, as well as the financial performance of the Company under target performance metrics predetermined by the Compensation Committee. Certain awards, such as RSUs, provide solely for cash settlement based upon the market price (as defined) of the Class A Stock, often referred to as "phantom stock-based awards." Unlike share-settled awards, which have a fixed grant-date fair value, the fair value of unsettled or unvested liability awards is remeasured at the end of each reporting period based on the change in the fair value of a share. The liability and corresponding expense are adjusted accordingly until the award is settled. Other awards may involve PSUs. PSU awards specify a target number of PSUs for each recipient and have a three-year cliff vesting schedule, subject to certain limited exceptions permitting earlier vesting. The number of PSUs that vests varies based upon the three-year compound annual growth rate ("CAGR") in our GAAP book value, with a range of three-year book value CAGRs, and corresponding percentages of target PSUs that may vest, being predetermined by the Compensation Committee and set forth in each recipient's PSU award agreement. Upon vesting, earned PSUs are settled in cash based on the average per share closing price of Class A Stock on the twenty trading days up to and including the vesting date.

The Compensation Committee is responsible for determining the recipients of the grants, when the grants should be made, and the number of shares, rights, or units to be granted. The size of the awards generally reflect each officer's position relative to other officers in the Company with consideration to total compensation targets obtained from the peer group information previously discussed. In addition, as is the case with base salaries, the Compensation Committee considers the grant recommendations of Mr. Moody and Mr. Perez for other officers who directly or indirectly report to them.

On December 14, 2022, the Company granted 113,127 SARs, 5,989 PSUs, and 7,591 RSUs to officers of NWLIC, Ozark National, and N.I.S. Financial Services, Inc., wholly-owned subsidiaries of the Company. The stock award price of $220.61 (the "base price") was based on the average of the Class A Stock per share closing market prices on the twenty trading days up to and including the grant date. SARs generally vest annually at a rate of 33.3% per year from the date of grant, and the PSUs and RSUs generally vest three years from the date of grant. All SARs are granted based on a 20-day average of the Class A Stock closing price up to and including the grant date. Vested SARs are payable in cash on the date of exercise based on the excess of the per share market price of Class A Stock on the exercise date over the base price. The RSUs are payable in cash at the vesting date based on the average of the Class A Stock per share closing market prices on the twenty trading days up to and including the vesting date. For PSUs, the performance period begins the first day of the calendar year, in this case January 1, 2023, and runs three years. At the end of such performance period, the three-year book value CAGR outcome will be measured against the pre-defined target number of PSUs for each recipient to determine the number of PSUs earned as compensation. PSUs are settled in cash based on the average per share closing price of Class A Stock on the twenty trading days up to and including the vesting date. Included in these grants were the following SARs, RSUs, and PSUs to Named Executive Officers.

	SAR Grant	RSU Grant	PSU Grant
	12/14/22	12/14/22	12/14/22

Ross R. Moody	73,810	4,429	4,429

Rey Perez	6,230	374	374

Brian M. Pribyl	4,816	289	289

Chad J. Tope	3,291	197	197

Gregory J. Owen	2,863	172	172

Retirement and Other Benefits

NWLIC's executive officers are eligible to participate in the health and welfare, 401(k), and defined benefit retirement benefit plans that are offered to other company employees (NWLIC's qualified defined benefit pension plan was frozen as of December 31, 2007). In addition, if eligible, executive officers may participate in the following plans:

Group Excess Benefit Plan

Company officers at the senior vice president level and above, including Named Executive Officers, are eligible to participate in a group excess benefit plan which supplements NWLIC's core medical insurance plan. Administered by ANICO, the group excess benefit plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses not covered by the core medical insurance plan. Offering such a plan to the selected company officer levels is viewed as a key component of the overall compensation strategy for attracting and retaining talented executive officers. The benefits provided to each Named Executive Officer are reported in the "All Other Compensation Column" of the Summary Compensation Table.

Non-Qualified Deferred Compensation Plan

This plan allows NWLIC senior officers, including Named Executive Officers, to defer payment of a percentage of their compensation and to provide for up to a 2% matching and 2% profit sharing contribution on plan compensation that exceeds certain qualified plan limits, and an additional NWLIC discretionary matching contribution of up to 2% of plan compensation. Company contributions are subject to a vesting schedule based upon each officer’s years of service. Benefit information associated with this plan is disclosed in the Non-Qualified Deferred Compensation table below, and NWLIC contributions are included in the "All Other Compensation" column in the Summary Compensation Table.

Non-Qualified Defined Benefit Plan for the President of NWLIC

Similar to the immediately preceding plan, this plan specifically covers NWLICs former President, Mr. Ross R. Moody, and is intended to provide retirement benefits that comply with the American Jobs Creation Act of 2004. Mr. Moody's benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Special Considerations for Pension-Related Amounts Reported in the Summary Compensation Table

It is important to note that amounts reported in the "Changes in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table below are not the result of any decision to increase or decrease pay. For each of the NEOs, the amount reported in such column includes the year-over-year change in accrued pension benefits under our frozen defined benefit pension plans. Such change is influenced by variables outside of the Company’s control, including interest rates, mortality factors, and the age of each individual.

Postretirement Benefits

The Company's basic health plan and group excess benefit plan have a provision for individuals serving in the positions of Chairman of the Board or President for seven years or more subsequent to 1980 to continue to receive lifetime health benefits for themselves and their dependents upon retirement. Mr. Ross R. Moody currently meets this eligibility criteria.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews executive officer perquisites and other benefits based upon information supplied to it by NWLIC’s Human Resources, Legal, and Financial departments. In addition to base salaries and annual and long-term bonus incentives, the Company provides its executive officers with certain and varying perquisites and benefits.

The perquisites and personal benefits provided to each Named Executive Officer are reported in the "All Other Compensation Column" of the Summary Compensation Table below and are described in further detail in the footnotes to that table.

Stock Ownership Guidelines

The Company does not require that its executive officers or directors be stockholders. The Compensation Committee is satisfied that the long-term incentive compensation offered to directors and officers in the form of SARs, RSUs, and PSUs adequately aligns this group's interest with those of the Company's stockholders.

Anti-Hedging Policy

Our Insider Trading Policy prohibits our officers, employees, and directors from engaging in hedging or monetization transactions with respect to our stock that are designed to or have the effect of hedging or offsetting any decreases in the market value of such stock, such as zero-cost collars and forward sale contracts. Such transactions are prohibited because when our officers, employees, and directors own our stock without the full risks of ownership, they may no longer have the same objectives as our other stockholders.

Employment Agreements

The Company does not generally utilize employment agreements with its executive officers or other employees. The Company's practice has been to issue offer letters to executive officer candidates when recruited to their positions.  In addition to outlining the executive officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee.  Except for the change in control agreements with our Named Executive Officers described below, as of December 31, 2022, the Company does not have any contractual obligations to its Named Executive Officers for severance payments in connection with any termination or change-in-control.

In December 2021, we entered into a Change in Control & Severance Agreement with Ross R. Moody. The term of this agreement ends two years from the effective date (December 16, 2021) with respect to an involuntary termination without cause in the absence of a “change in control,” as defined in the agreement. Following any change in control, the term of the agreement ends on the third anniversary of such change in control. The agreement also terminates upon Mr. Moody’s earlier death or incapacity. Pursuant to this agreement, Mr. Moody is eligible to receive certain severance benefits, including enhanced severance benefits, if there is a qualifying termination of employment within three years following a change in control.

Also in 2019, we entered into Change in Control Agreements with our Named Executive Officers other than Mr. Moody. The term of each of such agreements ends on the second anniversary of a “change in control,” as defined in the agreements, unless the agreement is earlier terminated pursuant to its terms. Under these agreements, the Named Executive Officers other than Mr. Moody are eligible to receive certain severance benefits if there is a qualifying termination of employment within two years following a change in control. Such agreements do not provide for any payments or benefits in connection with a termination of employment in the absence of a change in control.

See below under "Potential Payments Upon Termination or Change in Control" for a description of the severance benefits each of the Named Executive Officers would have been eligible to receive as of December 31, 2022 had his or her employment terminated at such time.

Financial Restatements

The Compensation Committee has not formally adopted a policy with respect to whether retroactive adjustments to any form of compensation paid under arrangements for executive officers will be made where the prior payment was related to financial results of the Company that are subsequently restated. However, beginning in 2021, the Compensation Committee authorized the addition of a clawback provision to the Company’s SAR award agreements for such year and that provision continued to apply in SAR award agreements for 2022. Such clawback provision provides that in the event of a restatement of the Company’s previously issued financial statements, the Compensation Committee will review the circumstances regarding the restatement and all performance-based compensation awarded to the holder that is attributable to performance during the time periods restated. If the Compensation Committee determines that (1) the restatement is required due to the failure of the Company’s management to act reasonably and (2) the holder received more compensation than he or she would have received absent the restated financial statements, then the Compensation Committee will take action to recoup any such excess compensation.We will also implement the incentive compensation “clawback” provisions required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as the method of their implementation becomes finalized under applicable SEC rules.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code precludes us, as a public company, from taking a tax deduction for individual compensation to certain of our executive officers in excess of $1 million, subject to certain exemptions. Prior to 2018, Section 162(m) excluded performance-based compensation from the $1 million limit. However, the Tax Cuts and Jobs Act, enacted in December 2017, amended Section 162(m) and eliminated this exclusion, subject to certain exemptions. The Compensation Committee believes tax deductibility of compensation is an important consideration and continues to consider the implications of legislative changes to section 162(m).

However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs. As a result, the Compensation Committee has not adopted a policy that any particular amount of compensation must be deductible to the Company under section 162(m). In addition, effective as of December 2022, the Board of Directors amended the Amended Incentive Plan to remove various provisions from the plan that had addressed the performance-based compensation exclusion requirements that are no longer part of Section 162(m).

The Company accounts for long-term incentive compensation in the form of stock options (if any), SARs, RSUs, and PSUs to executive officers under generally accepted accounting principles ("GAAP") guidance which requires the Company to estimate and expense each award of equity compensation over the service period of the award. Other accounting guidance requires that cash compensation be recorded as an expense at the time the obligation is accrued.

Equity Compensation Plan Information at December 31, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	—	—	291,000

Equity compensation plans not approved by security holders	—	—	—
Total	—	—	291,000

As of December 31, 2022, a total of 291,000 shares of Class A Stock were authorized for issuance upon the settlement or exercise, as applicable, of awards granted pursuant to the Amended Incentive Plan. However, as of December 31, 2022, there were no outstanding stock options. Furthermore, under the terms of all outstanding SARs, RSUs and PSUs, all such awards may be settled only in cash. Accordingly, no shares of Class A Stock are issuable under the terms of such awards.

Under the terms of the Amended Incentive Plan approved by the Company's stockholders in June 2016, the 291,000 share limitation is a limit on the number of shares of Class A Stock that may be issued under the Amended Incentive Plan, but not necessarily a limit on the shares that can be subject to outstanding awards at any given time. For example, the Amended Incentive Plan provides that awards that may be settled or exercised solely for cash (as with all currently outstanding SARs, RSUs, and PSUs) will not reduce the number of shares of Class A Stock that may be issued under the Amended Incentive Plan.

Compensation Committee Report

The Compensation Committee has reviewed each element of executive officer compensation and believes that the compensation philosophy and practices are designed to serve the best interests of the Company and its stockholders. The Compensation Committee also believes that the compensation of the Company's executive officers is both appropriate and consistent with the objectives set by this committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on its reviews and discussions, the Compensation Committee approved and recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

Dr. Thomas A. Blackwell, Chairman
David S. Boone
Stephen E. Glasgow
E. J. Pederson

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that NWLGI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s Named Executive Officers for the years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary (a)	Stock/Option/SAR/RSU/PSU Awards (b)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total

Ross R. Moody	2022	$1,166,571	$10,801,433	$811,404	(c)	$0	$116,968	$12,896,376
Chairman of the Board	2021	$1,135,847	$3,183,159	$1,607,021		$726,178	$111,146	$6,763,351
President & CEO	2020	$1,120,620	$2,859,267	$1,058,211		$5,449,452	$96,660	$10,584,210

Rey Perez	2022	$467,859	$905,269	$297,903	(c)	$0	$40,924	$1,711,955
NWLIC President &	2021	$444,750	$341,606	$567,125		$0	$38,275	$1,391,756
Chief Operating Officer	2020	$432,500	$299,316	$403,750		$19,161	$31,909	$1,186,636

Brian M. Pribyl	2022	$374,556	$699,753	$128,971	(c)	$0	$40,127	$1,243,407
Senior Vice President	2021	$358,502	$181,006	$112,070		$0	$38,141	$689,719
Chief Financial Officer & Treasurer	2020	$352,329	$121,448	$103,749		$41,637	$32,677	$651,840

Chad J. Tope	2022	$437,125	$477,959	$222,219	(c)	$0	$42,526	$1,179,829
NWLIC Executive Vice President	2021	$431,812	$221,600	$408,625		$0	$41,877	$1,103,914
Chief Marketing Officer	2020	$426,500	$199,368	$383,775		$0	$142,143	$1,151,786

Gregory J. Owen	2022	$295,882	$416,074	$73,470	(c)	$0	$36,857	$822,283
NWLIC Senior Vice President	2021	$283,385	$109,156	$125,157		$0	$35,056	$552,754
Chief Information Officer	2020	$277,719	$97,728	$90,259		$0	$33,544	$499,250
Note: Columns with no data have been omitted.
(a)The 2022 amounts in this column include Company and subsidiary Board of Director fees of $59,000 for Mr. Moody, $8,500 for Mr. Perez, $8,500 for Mr. Pribyl, $1,250 for Mr. Owen, and $1,500 for Mr. Tope.
(b)Grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculations can be found in Note 12 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2022. 2022 values reflect grants awarded on December 14, 2022.
(c)The amounts for Mr. Moody, Mr. Perez, Mr. Pribyl, and Mr. Owen represent the bonus earned under the 2022 Officer Bonus Program. The amount for Mr. Tope represents the bonus earned under the 2022 Chief Marketing Officer Bonus Program and includes $21,000 as a discretionary bonus in excess of the calculated amount, as permitted by the program.

(d)The amounts in this column represent the change in the accumulated pension benefit under the Company's qualified defined benefit plan for Mr. Perez and Mr. Pribyl and the change in the accumulated pension benefit under the Company's qualified and non-qualified defined benefit plans for Mr. Moody. The Company does not pay above-market earnings on deferred compensation; therefore, no amounts are reported in this column for deferred compensation. Mr. Moody, Mr. Perez, and Mr. Pribyl had negative changes in pension value amounts as of December 31, 2022, of $960,637, $34,549, and $65,423, respectively. For a discussion of the assumptions made in the calculation of these amounts, refer to the Notes to Consolidated Financial Statements section of the Annual Report on Form 10-K.
(e)The amounts in this column include the items summarized in the following table:

All Other Compensation

Name and Principal Position	Year	Company Paid Benefit Premiums (a)	Excess Benefit Claims Paid (b)	Company Contributions To Savings Plans (c)	Company Paid Taxes/ Insurance	Other Perquisites		Total All Other Compensation

Ross R. Moody	2022	2,601	3,760	66,685	—	43,922	(d)	116,968
Chairman of the Board	2021	2,447	6,552	66,727	—	35,420		111,146
President & CEO	2020	2,949	3,911	57,951	—	31,849		96,660

Rey Perez	2022	6,507	5,677	28,040	—	700		40,924
NWLIC President &	2021	6,112	3,028	28,435	—	700		38,275
Chief Operating Officer	2020	9,976	864	20,369	—	700		31,909

Brian M. Pribyl	2022	8,004	8,745	22,678	—	700		40,127
Senior Vice President	2021	7,498	6,945	22,998	—	700		38,141
Chief Financial Officer & Treasurer	2020	7,335	4,004	20,638	—	700		32,677

Chad J. Tope	2022	13,126	2,166	26,534	—	700		42,526
NWLIC Executive Vice President	2021	12,296	3,604	25,277	—	700		41,877
Chief Marketing Officer	2020	12,028	11,315	39,339	—	79,461		142,143

Gregory J. Owen	2022	13,126	7,704	15,327	—	700		36,857
NWLIC Senior Vice President	2021	12,296	6,615	15,445	—	700		35,056
Chief Information Officer	2020	12,028	3,752	17,064	—	700		33,544
(a)    NWLIC provides its officers additional compensation equivalent to the premiums for health, dental, and accidental death and dismemberment coverage offered to all employees.
(b)    The amounts in this column represent claims paid under NWLIC's Group Excess Benefit Program.
(c)    The amounts in this column represent NWLIC contributions to NWLIC's qualified and non-qualified savings plans. NWLIC's 401(k) plan is available to all employees with the same contribution criteria.
(d)    Mr. Moody's amounts in this column include $23,096 for car expense, $9,449 in credit card membership points, $6,472 in tax preparation fees, $4,205 in membership dues, and $700 in officer and director gifts.

Grants of Plan-Based Awards

The following table provides information regarding grants under NWLIC’s 2022 Officer Bonus Program for the Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Ross R. Moody
2022 Officer Bonus Program:
Life insurance sales	82,543	165,086	No limit
Annuity sales	82,543	165,086	No limit
Expense management	1	330,171	No limit
Company profitability	275,143	550,286	No limit

Rey Perez
2022 Officer Bonus Program:
Life insurance sales	34,452	68,904	No limit
Annuity sales	34,452	68,904	No limit
Expense management	1	137,808	No limit
Company profitability	91,872	183,744	No limit

Brian M. Pribyl
2022 Officer Bonus Program:
Life insurance sales	13,826	23,044	No limit
Annuity sales	13,826	23,044	No limit
Expense management	1	46,088	No limit
Expense management	55,306	92,176	No limit

Chad J. Tope
2022 Chief Marketing Officer Bonus Program:
Life insurance sales	87,125	174,250	No limit
Annuity sales	87,125	174,250	No limit
Company profitability	65,344	87,125	No limit

Gregory J. Owen
2022 Officer Bonus Program:
Life insurance sales	9,207	12,890	No limit
Annuity sales	9,207	12,890	No limit
Expense management	1	25,780	No limit
Company profitability	36,829	51,561	No limit
Note: The expense management component has a minimum threshold that equates to a 0% bonus (i.e., there is no bonus unless the minimum target is exceeded). Therefore, the minimum threshold bonus payment, if there is any payment, is $1.
(a)Amounts that have been or are expected to be paid in 2023 pertaining to the 2022 programs are reflected in the Summary Compensation Table. The 2022 program bonus amounts are based upon the base salary reflected in the applicable program addendums.

(b)Although the Officer Bonus Program has no limit for each program component, the aggregate bonus amount cannot exceed 150% for the Chairman and CEO, 130% for the President, 65% for Executive Vice Presidents, and 45% for Senior Vice Presidents, respectively, of base salaries. The aggregate bonus amount for the Chief Marketing Officer cannot exceed 200% of base salary.

The following table provides information regarding SAR, PSU, and RSU grants awarded during the year ended December 31, 2022 under the Company's Incentive Plan for the Named Executive Officers.

Name	Grant Date	Grant Type	All Other Option Awards: Number of Securities Underlying Award (#)	Exercise or Share Price of Awards(1) ($)	Grant Date Fair Value of Awards ($)

Ross R. Moody	12/14/22	SAR	73,819	$220.61	$8,770,160
	12/14/22	PSU	4,429	$220.61	$977,082
	12/14/22	RSU	4,429	$220.61	$977,082
	06/17/22	RSU	371	$207.84	$77,109

Rey Perez	12/14/22	SAR	6,230	$220.61	$740,253
	12/14/22	PSU	374	$220.61	$82,508
	12/14/22	RSU	374	$220.61	$82,508

Brian M. Pribyl	12/14/22	SAR	4,816	$220.61	$572,241
	12/14/22	PSU	289	$220.61	$63,756
	12/14/22	RSU	289	$220.61	$63,756

Chad J. Tope	12/14/22	SAR	3,291	$220.61	$391,039
	12/14/22	PSU	197	$220.61	$43,460
	12/14/22	RSU	197	$220.61	$43,460

Gregory J. Owen	12/14/22	SAR	2,863	$220.61	$572,241
	12/14/22	PSU	172	$220.61	$37,945
	12/14/22	RSU	172	$220.61	$37,945
(1) PSUs and RSUs do not have an exercise price, so for those awards, the price shown is the share price upon which the award is based.

Outstanding Equity Awards at December 31, 2022

The following table provides information regarding outstanding stock options, SARs, RSUs, and PSUs held by the Named Executive Officers as of December 31, 2022. Under the terms of all outstanding SARs, RSUs and PSUs, all such awards may be settled only in cash. Accordingly, no shares of Class A Stock are issuable under the terms of such awards.

	Option/SAR/RSU/PSU Awards
Name	Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Exercisable (#)		Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Unexercisable (#)	Option/SAR/RSU/PSU Exercise Price ($)(1)	Option/SAR/RSU/PSU Expiration Date

Ross R. Moody Grants:
12/11/13 SAR	5,000	*	—	210.22	12/11/2023
12/11/13 (director SAR)	1,000	*	—	210.22	12/11/2023
02/17/16 SAR	8,893	*	—	216.48	02/17/2026
02/16/17 SAR	6,342	*	—	311.16	02/16/2027
12/13/17 SAR	5,902	*	—	334.34	12/13/2027
12/12/18 SAR	6,798	*	—	303.77	12/12/2028
12/11/19 SAR	9,509	*	—	252.91	12/11/2029
12/09/20 SAR	13,740		6,886	192.10	12/09/2030
12/09/20 RSU			3,098	192.10	12/09/2023
12/09/20 PSU			6,197	192.10	12/09/2023
12/14/21 SAR	12,412		24,826	218.44	12/14/2031
12/14/21 PSU	—		2,793	218.44	12/14/2024
06/17/22 (director RSU)	—		371	207.84	06/17/2023
12/14/22 SAR	—		73,810	220.61	12/14/2025
12/14/22 RSU	—		4,429	220.61	12/14/2023
12/14/22 PSU	—		4,429	220.61	12/14/2025

Rey Perez Grants:
12/11/13 SAR	500	*	—	210.22	12/11/2023
02/17/16 SAR	291	*	—	216.48	02/17/2026
02/16/17 SAR	213	*	—	311.16	02/16/2027
12/13/17 SAR	198	*	—	334.34	12/13/2027
12/12/18 SAR	375	*	—	303.77	12/12/2028
12/11/19 SAR	1,146	*	—	252.91	12/11/2029
12/09/20 SAR	1,474		738	192.10	12/09/2030
12/09/20 RSU	—		332	192.10	12/09/2023
12/09/20 PSU	—		664	192.10	12/09/2023
12/14/21 SAR	—		1,365	218.44	12/14/2031
12/14/21 RSU	—		307	218.44	12/14/2024
12/14/21 PSU	—		307	218.44	12/14/2024
12/14/22 SAR	—		6,230	220.61	12/14/2032
12/14/22 RSU	—		374	220.61	12/14/2025
12/14/22 PSU	—		374	220.61	12/14/2025

Name	Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Exercisable (#)		Number of Securities Underlying Unexercised Options/SARs/RSUs/PSUs Unexercisable (#)	Option/SAR/RSU/PSU Exercise Price ($)(1)	Option/SAR/RSU/PSU Expiration Date

Brian M. Pribyl Grants:
12/11/13 SAR	1,000	*	—	210.22	12/11/2023
02/17/16 SAR	433	*	—	216.48	02/17/2026
02/16/17 SAR	308	*	—	311.16	02/16/2027
12/13/17 SAR	287	*	—	334.34	12/13/2027
12/12/18 SAR	332	*	—	303.77	12/12/2028
12/11/19 SAR	465	*	—	252.91	12/11/2029
12/09/20 SAR	598		299	192.10	12/09/2030
12/09/20 RSU	—		135	192.10	12/09/2023
12/09/20 PSU	—		269	192.10	12/09/2023
12/14/21 SAR	722		1,446	218.44	12/14/2031
12/14/21 RSU	—		163	218.44	12/14/2024
12/14/21 PSU	—		163	218.44	12/14/2024
12/14/22 SAR	—		4,816	220.61	12/14/2032
12/14/22 RSU	—		289	220.61	12/14/2025
12/14/22 PSU			289	220.61	12/14/2025

Chad J. Tope Grants:
12/11/19 SAR	764	*		252.91	12/11/2029
12/09/20 SAR	983		492	192.10	12/09/2030
12/09/20 RSU			221	192.10	12/09/2023
12/09/20 PSU			442	192.10	12/09/2023
12/14/21 SAR	886		1,773	218.44	12/14/2031
12/14/21 RSU	—		199	218.44	12/14/2024
12/14/21 PSU	—		197	218.44	12/14/2024
12/14/22 SAR	—		3,291	220.61	12/14/2032
12/14/22 RSU	—		199	220.61	12/14/2025
12/14/22 PSU	—		197	220.61	12/14/2025

Gregory J. Owen Grants:
12/12/18 SAR	268	*	—	303.77	12/12/2028
12/11/19 SAR	374	*	—	252.91	12/11/2029
12/09/20 SAR	482		241	192.10	12/09/2030
12/09/20 RSU	—		10	192.10	12/09/2023
12/09/20 PSU	—		217	192.10	12/09/2023
12/14/21 SAR	436		874	218.44	12/14/2031
12/14/21 RSU	—		98	218.44	12/14/2024
12/14/21 PSU	—		98	218.44	12/14/2024
12/14/22 SAR	—		2,863	220.61	12/14/2032

12/14/22 RSU	—	172	220.61	12/14/2025
12/14/22 PSU	—	172	220.61	12/14/2025
Note: Columns with no data have been omitted.
(*) - Fully vested.
(1) PSUs and RSUs do not have an exercise price, so for those awards, the price shown is the share price upon which the award is based.
Officer SARs granted prior to 2016 vest 20% annually following three full years of service to the Company from the date of grant.  SARs granted to members of the Board of Directors prior to 2016 vest 20% annually following one full year of service to the Company from the date of grant. Beginning with the grants awarded in 2017, SARs granted to officers vest annually at a rate of 33.3% per year from the date of grant while RSUs and PSUs granted to officers vest three years from the date of grant. RSUs granted to members of the Board of Directors in 2022 vest one year from the date of grant. Accordingly, the unexercisable SARs, RSUs, and PSUs shown in the previous table are scheduled to vest during the following years:

Name	2023	2024	2025	Total Unexercisable

Ross R. Moody Grants:
12/09/20 SAR	6,886	—	—	6,886
12/09/20 RSU	2,092	—	—	2,092
12/09/20 PSU	4,184	—	—	4,184
12/14/21 SAR	1,243	1,243	—	2,486
12/14/21 RSU	—	2,793	—	2,793
12/14/21 PSU	—	2,793	—	2,793
06/17/22 (director RSU)	371	—	—	371
12/14/22 SAR	24,603	24,603	24,604	73,810
12/14/22 RSU	—	—	4,429	4,429
12/14/22 PSU	—	—	4,429	4,429

Rey Perez Grants:
12/09/20 SAR	738	—	—	738
12/09/20 RSU	332	—	—	332
12/09/20 PSU	664	—	—	664
12/14/21 SAR	1,366	1,366	—	2,732
12/14/21 RSU	—	307	—	307
12/14/21 PSU	—	307	—	307
12/14/22 SAR	2,076	2,077	2,077	6,230
12/14/22 RSU	—	—	374	374
12/14/22 PSU	—	—	374	374

Brian M. Pribyl Grants:
12/09/20 SAR	300	—	—	300
12/09/20 RSU	135	—	—	135
12/09/20 PSU	269	—	—	269
12/14/21 SAR	723	723	—	1,446
12/14/21 RSU	—	163	—	163
12/14/21 PSU	—	163	—	163
12/14/22 SAR	1,605	1,605	1,606	4,816
12/14/22 RSU	—	—	289	289
12/14/22 PSU	—	—	289	289

Name	2023	2024	2025	Total Unexercisable

Chad J. Tope Grants:
12/09/20 SAR	492	—	—	492
12/09/20 RSU	221	—	—	221
12/09/20 PSU	442	—	—	442
12/14/21 SAR	886	887	—	1,773
12/14/21 RSU	—	199	—	199
12/14/21 PSU	—	199	—	199
12/14/22 SAR	1,097	1,097	1,097	2,194
12/14/22 RSU	—	—	197	197
12/14/22 PSU	—	—	197	197

Gregory J. Owen Grants:
12/09/20 SAR	241	—	—	241
12/09/20 RSU	10	—	—	10
12/09/20 PSU	217	—	—	221
12/14/21 SAR	437	437	—	874
12/14/21 RSU	—	98	—	98
12/14/21 PSU	—	98	—	98
12/14/22 SAR	954	954	955	2,863
12/14/22 RSU	—	—	172	172
12/14/22 PSU	—	—	172	172

Option Exercises and Stock Vested

The following table sets forth information regarding stock option and SAR exercises by the Named Executive Officers for the year ended December 31, 2022.  As of December 31, 2021, there were no outstanding stock options. All exercises shown below for the year ended December 31, 2022 were released pursuant to plan provisions and not based on participant election.

	SAR/RSU/PSU Awards
Name	Number of Shares Exercised (#)	Value Realized On Exercise ($)

Ross R. Moody	5,564	1,188,496

Rey Perez	628	133,846

Brian M. Pribyl	255	54,348

Chad J. Tope	418	89,088

Gregory J. Owen	205	43,692
Note: Columns with no data have been omitted.
*Mr. Moody's totals include 2,092 officer RSUs, and 3,119 officer PSUs, and 353 director RSUs.

Pension Benefits

The following table provides information regarding benefits under NWLIC’s Pension Plan and Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company (NWLIC).

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Ross R. Moody	NWLIC Pension Plan	17	524,143	—

	Non-Qualified Defined
	Benefit Plan for the
	President of NWLIC	32	14,811,195	—

Rey Perez	NWLIC Pension Plan	7	49,034	—

Brian M. Pribyl	NWLIC Pension Plan	7	265,714	—

Note: Mr. Tope and Mr. Owen are not eligible participants in the Pension Plan. Columns with no data have been omitted.

Pension Plan. The qualified defined benefit plan ("Pension Plan") covers substantially all employees and officers of NWLIC and provides benefits based on the participant’s years of service and compensation.  The Company makes annual contributions to the Pension Plan that comply with the minimum funding provisions of the Employee Retirement Income Security Act.  Annual pension benefits for those employees who became eligible participants prior to January 1, 1991, are generally calculated as the sum of the following:

(i)    50% of the participant’s final 5-year average annual eligible compensation at December 31, 1990, less 50% of their primary social security benefit determined at December 31, 1990; this net amount is then prorated for less than 15 years of benefit service at normal retirement date.  This result is multiplied by a fraction which is the participant’s years of benefit service at December 31, 1990, divided by the participant's years of benefit service at normal retirement date.
(ii)    1.5% of the participant's eligible compensation earned during each year of benefit service after December 31, 1990 and through December 31, 2007.

Annual pension benefits for those employees who become eligible participants on or subsequent to January 1, 1991, are generally calculated as 1.5% of their compensation earned during each year of benefit service through December 31, 2007.

On October 19, 2007, NWLIC’s Board of Directors approved an amendment to freeze the Pension Plan as of December 31, 2007.  The freeze ceased future benefit accruals to all participants and closed the Pension Plan to any new participants.  In addition, all participants became immediately 100% vested in their accrued benefits as of that date.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company.  This plan covers the former President of NWLIC, Ross R. Moody, and is intended to provide benefit accruals that comply with the American Jobs Creation Act of 2004.  No minimum funding standards are required. The annual benefit to be paid to Mr. Moody, if he retires at his normal retirement date, shall be equal to (a) minus (b) minus (c) where:

(a)    equals his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)    equals the actuarial equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after his date of hire, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and,
(c)    equals the benefit actually payable to him under the terms of the Pension Plan.

The plan provides for a monthly in-service benefit if Mr. Ross R. Moody continues employment after his normal retirement date.

Non-Qualified Deferred Compensation

The following table provides information regarding NWLIC's non-qualified deferred compensation plan for the Named Executive Officers as of December 31, 2022.

Name	Executive Contributions in Last Fiscal Year (a) ($)	Registrant Contributions in Last Fiscal Year (b) ($)	Aggregate Earnings in Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (d) ($)

Ross R. Moody	66,610	53,966	(871,443)	—	3,754,621

Rey Perez	116,470	15,840	(87,272)	—	316,779

Brian M. Pribyl	26,395	10,478	2,756	—	886,323

Chad J. Tope	67,312	14,717	(43,310)	—	299,923

Gregory J. Owen	6,155	3,204	(11,529)	—	58,900
Note: Columns with no data have been omitted.
(a)These amounts are included within the "Salary" and “Non-Equity Incentive Compensation Plan” columns of the Summary Compensation Table above.
(b)NWLIC contributions are reflected in the "All Other Compensation" column in the Summary Compensation Table and are not additional earned compensation.
(c)The investment options under the plan consist of a selection of mutual funds identical to those available to all employees through the 401(k) plan. The Company does not provide any above-market or preferential earnings rates, nor does it guarantee that an officer will have positive earnings under the investment options he or she selects. Since these amounts are not preferential, they are not included in the Summary Compensation Table.
(d)The aggregate balance shown represents the sum of executive contributions, Company contributions, and aggregate earnings, less any distributions or withdrawals, through December 31, 2022. Balances in the plan are settled in cash upon the termination event selected by the officer and distributed either in a lump sum or in annual installments. Deferred amounts represent unsecured obligations of the Company. This column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO in one or more prior years. These amounts are as follows: $1,240,449 for Mr. Moody (NEO for 2009-2021); $279,805 for Mr. Pribyl (NEO for 2009-2021); $187,759 for Mr. Perez (NEO for 2019-2021); and $177,092 for Mr. Tope (NEO for 2020-2021).

Potential Payments Upon Termination or Change in Control

As of December 31, 2022, other than any outstanding SARs, RSUs, and PSUs under the Amended Incentive Plan (and any predecessor plan), Ross R. Moody's December 2021 Change in Control & Severance Agreement, and the 2019 Change in Control Agreements of each of the other Named Executive Officers, the Company has no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment to any Named Executive Officer at, following, or in connection with any termination, severance, retirement or a constructive termination, or a change in control of the Company, or a change in any officer's responsibilities.

Termination of Employment without Cause in Absence of a Change in Control
Under Mr. Moody's Change in Control & Severance Agreement, if Mr. Moody's employment is terminated by us for any reason other than for "cause," death, or incapacity during the employment period (but not within three years of a "change in control," as defined in the agreement), subject to his execution of a release of claims, he will be entitled to (1) a lump sum cash amount equal to two times the sum of his annual base salary and his target bonus payable within 10 business days following the date of the employment termination and (2) financial counseling services, not to exceed $35,000, for a one-year period after termination of employment.

In addition, in the event of any such termination, the agreement provides that for the sole purposes of the vesting of any incentive awards outstanding at the time of termination and for determining the expiration date of any such award, Mr. Moody’s employment shall be treated as having extended until the third anniversary of the date of termination. Under the agreement, "cause" is defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the Company or its affiliates after a written demand for substantial performance is delivered to the executive specifically identifying the nature of such unacceptable performance.

Change in Control
The Company currently has one equity compensation plan, the Amended Incentive Plan. As of December 31, 2022, there were a total of 291,000 shares of Class A Stock that were authorized for issuance upon the settlement or exercise, as applicable, of awards granted pursuant to the plan. However, as of December 31, 2022, there were no outstanding stock options. Furthermore, under the terms of all outstanding SARs, RSUs and PSUs, all such awards may be settled only in cash. Accordingly, no shares of Class A Stock are issuable under the terms of such awards.

The Amended Incentive Plan governs the SARs, RSUs and PSUs that have been granted to our executive officers. Pursuant to the Amended Incentive Plan, the terms regarding any vesting acceleration may be set forth in the award agreements relating to such SARs, RSUs and PSUs. With respect to all outstanding awards of SARs, RSUs and PSUs that have been granted to our executive officers, the underlying award agreements for such SARs, RSUs and PSUs provide for accelerated vesting upon the occurrence of a change in control. The provisions contained in the preceding sentence are inapplicable to an award granted within six months before the occurrence of a change in control if the holder of such award is subject to the reporting requirements of Section 16(a) of the Exchange Act. The provisions contained in this paragraph shall not terminate any rights of the holder to further payments pursuant to any other agreement with the Company following a change in control.

Our Named Executive Officers hold grants under the Amended Incentive Plan, as well as one tranche of fully-vested SARS under a predecessor plan. Grants under the Amended Incentive Plan will immediately vest upon a change in control. The following table depicts potential benefits for our Named Executive Officers as a result of a change in control. Such termination is assumed to occur on December 31, 2022.

Acceleration of Vesting of SARs, RSUs, and PSUs Upon Change in Control

Named Executive Officer	Intrinsic Value of Accelerated SARs, RSUs, and PSUs (1) ($)

Ross R. Moody	13,397,576

Rey Perez	1,275,350

Brian M. Pribyl	775,518

Chad J. Tope	762,256

Gregory J. Owen	492,064

(1)     Value is based upon the closing price per share of our Class A Stock on the NASDAQ Global Select Market on December 30, 2022, the last trading day of 2022, which was $281.00.

Mr. Moody's Change in Control & Severance Agreement provides for severance payments upon a termination of employment by us for any reason except for "cause," death or incapacity, or by Mr. Moody for certain reasons specified in such agreement, within three years following a "change in control." In the event of a qualifying termination following a change in control, Mr. Moody would be entitled to (1) a lump sum cash amount payable within 10 business days after his termination date equal to (a) his currently effective annual base salary through the termination date plus any accrued vacation pay and (b) an amount equal to two times the sum of his annual base salary plus his target bonus, (2) reimbursement of up to $50,000 for expenses and costs related to outplacement services, the provider of which shall be selected by Mr. Moody in his sole discretion, (3) continued use of a company car for one year following the termination date, and (4) reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by Mr. Moody to enforce the agreement.

The Change in Control Agreements with each of our Named Executive Officers other than Mr. Moody provide for severance payments upon a termination of employment by us for any reason except for "cause," death or incapacity, or by the Named Executive Officer for certain reasons specified in such agreement, within two years following a "change in control." In the event of a qualifying termination following a change in control, the terminated executive would be entitled to a lump sum cash amount equal to his or her currently effective annual base salary and any accrued vacation pay through the termination date, plus a lump sum cash amount equal to the sum of his or her annual base salary and target bonus, both payable within 10 business days following the date of termination.

Under these change in control agreements with Mr. Moody and the other Named Executive Officers, if the executive terminates his or her employment after one or more of the following events following a change in control, such termination is treated as a qualifying termination for purposes of the benefits payable under the agreements: (1) the executive’s annual base salary, target bonus or any of his or her other material compensation arrangements is materially reduced, unrelated to his or her performance, (2) the executive’s duties or responsibilities are negatively and materially changed in a manner inconsistent with his or her position or authority, (3) the Company requires the executive’s work location or residence to be relocated more than 25 miles from its location as of the change in control, or (4) the Company or its successor fails to offer the executive a comparable position after the change in control.

Under these change in control agreements with Mr. Moody and the other Named Executive Officers, "cause" is generally defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the Company or its affiliates after demand for performance is delivered to the executive identifying the nature of such unacceptable performance. A "change in control" is deemed to occur if:
(a) any person or group of persons (within the meaning of Section 13(d) of the Exchange Act, other than NWLGI or a subsidiary of NWLGI or an employee benefit plan sponsored by NWLGI or a subsidiary of NWLGI, acquires beneficial ownership (as defined in Section 13(d) (directly or indirectly) of (i) 50 percent or more of the outstanding securities of NWLGI entitled to vote in the elections of directors (or securities or rights convertible into or exchangeable for such securities) ("Stock") of NWLGI, or (ii) Stock having a total number of votes that may be cast and elect a majority of the directors of NWLGI; or
(b) there shall have been a change in a majority of the members of the Board of Directors of NWLGI within a twelve month period, unless the election or nomination for election by NWLGI's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or
(c) the stockholders of NWLGI shall approve (i) any consolidation, merger, or other reorganization of NWLGI in which NWLGI is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities, or other property, other than a merger of NWLGI in which holders of Stock immediately prior to the merger have either the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or have more than 50 percent of the ownership of voting common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer in one transaction or a series of related transactions of 50 percent or more of the assets of NWLGI; or
(d) there shall occur a liquidation or dissolution of NWLGI.

A similar change in control definition applies with respect to the Amended Incentive Plan (except that stockholder approval applies with respect to the subject matter set forth in subparagraph (d) above), which was amended by the Board of Directors, effective December 2022, to (among other things) provide that, effective with respect to the December 2022 SARs, RSUs and PSUs, that a change in control shall not occur under subparagraph (c) or (d) above with respect to a merger, consolidation, liquidation, sale or disposition referred to in such subparagraph (as applicable) unless and until such merger, consolidation, liquidation, sale or disposition has been consummated. The NEOs, as well as certain other officers, have agreed that the modified change in control definition will apply to all outstanding SARs, RSUs, and PSUs held by those officers, even those awards made prior to December 2022.

Payments and Benefits Upon Termination of Employment

The following table reflects the estimated payments and benefits that may be made or provided to the Named Executive Officers upon certain terminations of employment as described above. If applicable, these payments and benefits are in addition to the benefits of automatic acceleration of vesting of SARs, RSUs and PSUs upon a change in control described in the table above. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment occurred on December 31, 2022. See the table above titled "Acceleration of Vesting of SARs, RSUs and PSUs Upon Change in Control" for a calculation of the intrinsic value of accelerated equity following a change in control.

Named Executive Officer	Scenario	Cash Severance ($)	Benefits ($)	Total ($)

Ross R. Moody	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	4,689,588	35,000	4,724,588
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control*	4,689,588	125,000	4,814,588
	No Termination Following Change in Control*	—	—	—

Rey Perez	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	942,436	—	942,436
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control*	942,436	—	942,436
	No Termination Following Change in Control*	—	—	—

Brian M. Pribyl	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	637,500	—	637,500
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control*	637,500	—	637,500
	No Termination Following Change in Control*	—	—	—

Chad J. Tope	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	871,250	—	871,250
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control*	871,250	—	871,250
	No Termination Following Change in Control*	—	—	—

Gregory J. Owen	Voluntary Resignation (No Good Reason)	—	—	—
	Qualifying Termination	409,339	—	409,339
	Involuntary Termination for Cause	—	—	—
	Qualifying Termination Following Change In Control*	409,339	—	409,339
	No Termination Following Change in Control*	—	—	—

* Note: As disclosed in the preceding table titled "Acceleration of Vesting of SARs, RSUs and PSUs Upon Change in Control," in connection with a change in control, regardless of whether the Named Executive Officer is terminated, the Named Executive Officer would receive the benefits of automatic acceleration of vesting of SARs, RSUs and PSUs upon a change in control.

Under the terms of their respective change in control agreements, each Named Executive Officer would also be entitled to be paid the amounts of any accrued salary and accrued vacation through the date of termination to the extent not previously paid or provided. In addition, Mr. Moody would also be entitled to the following: (1) reimbursement of up to $50,000 for expenses and costs related to outplacement services, (2) continued use of a company car for one year following the termination date, and (3) reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by Mr. Moody to enforce the agreement.

Pay Versus Performance

Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($ millions)	Return on assets (%)(6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)

2022	12,896,376	20,196,837	1,239,369	1,635,874	97.11	138.71	101.1	0.805
2021	6,763,351	8,439,545	985,198	1,068,849	73.98	127.74	180.7	1.119
2020	10,584,210	4,909,878	933,557	860,772	71.11	99.43	92.3	0.715

(1)    Ross R. Moody has served as the Principal Executive Officer (“PEO”) for the entirety of 2022, 2021, and 2020 and our other Named Executive Officers for the applicable years were as follows:
•2022: Rey Perez; Brian M. Pribyl; Chad J. Tope; and Gregory J. Owen.
•2021: Rey Perez; Brian M. Pribyl; Chad J. Tope; and Stephen M. Van De Berg.
•2020: Rey Perez; Chad J. Tope; Stephen M. Van De Berg; and Brian M. Pribyl.
(2)    Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Moody and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other Named Executive Officers reported for the applicable year other than the PEO for such years.
(3)    To calculate compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Moody and for the average of the other Named Executive Officers is set forth following the footnotes to this table.
(4)    Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)    The TSR Peer Group consists of the NASDAQ - US Benchmark Insurance TR index.
(6)    The Company determined that return on assets (“ROA”) is the most important financial performance measure used to link CAP to Company performance given that it was the most heavily weighted metric in the Officer Bonus Program for 2022. ROA is based upon the consolidated GAAP return on assets percentage as derived from the segment results reported in National Western Life Group, Inc.’s Annual Report on Form 10-K. The ROA percentage is calculated as the sum of GAAP segment net operating earnings divided by the sum of the beginning of the year GAAP segment assets. Segment GAAP net operating earnings represent earnings after federal income taxes but exclude realized gains and losses on investments.

CAP Adjustments
Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	(Minus) Change in Accumulated Benefits under Defined Benefit and Actuarial Pension Plans ($)(h)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(i)	Equals Compensation Actually Paid ($)

Ross R. Moody
2022	12,896,376	(10,801,433)	13,327,152	2,890,309	—	845,950	—	—	1,038,483	20,196,837
2021	6,763,351	(3,183,159)	4,192,395	101,274	—	56,567	—	(726,178)	1,235,295	8,439,545
2020	10,584,210	(2,859,267)	3,518,630	(1,316,101)	—	(797,493)	—	(5,449,452)	1,229,351	4,909,878
Other Named Executive Officers (Average)(j)
2022	1,239,369	(624,764)	770,323	193,991	—	56,955	—	—	—	1,635,874
2021	985,198	(220,722)	292,535	6,171	—	5,667	—	—	—	1,068,849
2020	933,557	(186,156)	229,768	(73,992)	—	(27,205)	—	(15,200)	—	860,772

(a)    Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other Named Executive Officers, amounts shown represent averages.
(b)    Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)    Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)    Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)    Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)    Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)     Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)    Represents the change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(i)    Represents the sum of the actuarial present value of the benefit under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(j)    See footnote 1 above for the Named Executive Officers included in the average for each year.

Relationship Between Pay and Performance

We believe the CAP in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Officer Bonus Program and PSU awards, including our ROA performance.

The following graphs illustrate the relationship between pay and performance, as calculated per the SEC disclosure rules.

CAP ($thousands) Versus TSR
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$99.43
$127.74
$138.71
$71.11
$73.98
$97.11
2020
2021
2022
PEO CAP
Other NEO CAP
Company TSR
Peer Group TSR

CAP ($thousands) Versus Net Income ($millions)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$180.7
$101.1
$92.3
2020
2021
2022
PEO CAP
Other NEO CAP
Net Income

CAP ($thousands) Versus ROA
$25,000
$20,000
$15,000
$10,000
$5,000
$0
1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
0.715%
1.119%
0.805%
2020
2021
2022
PEO CAP
Other NEO CAP
ROA

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the Officer Bonus Program and 2022 long-term incentive compensation awards.

(1)    Return on Assets
(2)    Sales
(3)    Ratio of Actual Expense to Targeted Expense

(4)    Stock Price
(5)    CAGR in Book Value Per Share

CEO Pay Ratio

We calculated the CEO Pay Ratio in compliance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. Our median employee was identified from our total employee population (excluding the CEO) as of December 31, 2022, using total gross earnings for 2022 as our consistently applied compensation measure, without annualizing the compensation of individuals who were employed for less than the full year. Our determination of the median employee yielded two median employees because, after excluding the CEO, we had an even number of employees. After identifying the two median employees, we determined their annual total compensation for 2022 in the same manner used for the Named Executive Officers in the Summary Compensation Table above and, in order to utilize a more conservative approach, selected the employee with the lower annual total compensation.

For 2022, our median employee's (excluding the CEO) annual total compensation was $55,869 and our Chief Executive Officer's annual total compensation was $12,896,376. As such, our CEO to Employee Pay Ratio was 231 to 1. Our Chief Executive Officer’s annual total compensation, as reported in the Summary Compensation Table above, for 2022 was $12,896,376 as compared to $6,763,351 for 2021.

This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.

Director Compensation

The following table sets forth the compensation for 2022 for those individuals who served as members of the Company's Board of Directors during 2022 (excluding Ross Moody, who receives compensation for serving on the Board of Directors, whose director compensation is included in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)		RSU Awards ($)	All Other Compensation ($)		Total ($)

Dr. Thomas A. Blackwell	98,900		77,875	928		177,703

David S. Boone	100,000	*	77,875	34,589	(a)	212,464

Stephen E. Glasgow	78,000	*	77,875	56,712	(b)	212,587

E. Douglas McLeod	46,000		77,875	718		124,593

Charles D. Milos	46,000		77,875	54,393	(c)	178,268

Frances A. Moody-Dahlberg	45,000		77,875	34,589	(d)	157,464

E. J. Pederson	126,100	*	77,875	718		204,693

Todd M. Wallace	30,000	*	77,875	700		108,575

Note: The All Other Compensation column includes company-paid premiums for term life coverage and director gifts for all directors.
* The Fees Earned column includes Company subsidiary director fees of $6,000 for Mr. Boone, $18,000 for Mr. Glasgow, $7,000 for Mr. Pederson, and $7,000 for Mr. Wallace.

(a)The amount shown for Mr. Boone also includes $33,661 value of the company's Group Excess Benefit Plan.
(b)The amount shown for Mr. Glasgow also includes $33,661 value of the company's Group Excess Benefit Plan and the value of the health insurance plan.
(c)The amount shown for Mr. Milos also includes $33,661 value of the company's Group Excess Benefit Plan and the value of the health insurance plan.
(d)The amount shown for Mrs. Moody-Dahlberg also includes $33,661 value of the company's Group Excess Benefit Plan.

Company directors received $3,000 per month in retainer fees and $1,000 for each board meeting attended in 2022. They are also reimbursed for actual travel expenses incurred in performing services as directors.  An additional $1,000 is paid for each committee meeting attended.  The amounts paid pursuant to these arrangements are included in the Director Compensation Table of this Item (the Summary Compensation Table for Mr. Moody).  The directors and their dependents are also eligible to participate in NWLIC's group insurance program.

Directors of the Company, including employees of the Company serving as director, are eligible for restricted stock awards, incentive awards, and performance awards under the Amended Incentive Plan.  Company directors, including members of the Compensation Committee, are eligible for nondiscretionary stock options. The following table provides information regarding RSU awards to directors during the year ended December 31, 2022 under the Company's Incentive Plan. The RSUs vest one year from the date of grant, and are payable solely in cash at the vesting date equal to the 20-day average closing price of the Class A Stock up to and including the vesting date.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying RSUs (#)	Exercise or Base Price of RSU Awards ($)*	Grant Date Fair Value of RSU Awards ($)

Dr. Thomas A. Blackwell	06/17/22	371	207.84	77,109

David S. Boone	06/17/22	371	207.84	77,109

Stephen E. Glasgow	06/17/22	371	207.84	77,109

E. Douglas McLeod	06/17/22	371	207.84	77,109

Charles D. Milos	06/17/22	371	207.84	77,109

Frances A. Moody-Dahlberg	06/17/22	371	207.84	77,109

E. J. Pederson	06/17/22	371	207.84	77,109

Todd M. Wallace	06/17/22	371	207.84	77,109

*RSUs are payable solely in cash at the vesting date equal to the 20-day average closing price of the Class A Stock up to and including the vesting date.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

FORVIS, LLP (previously BKD, LLP), an independent registered public accounting firm, has served as our independent auditors since 2014 and audited our consolidated financial statements for the year ended December 31, 2022.  The Audit Committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed FORVIS, LLP to audit our financial statements for the year ending December 31, 2023. Stockholder ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm is not required by our Restated Bylaws or other applicable legal requirement.  However, the appointment of FORVIS, LLP is being submitted to the stockholders for ratification as a matter of good corporate governance.  If the stockholders do not ratify the appointment of FORVIS, LLP as the Company's independent registered public accounting firm, the Audit Committee will consider the matter at its next meeting and may decide to retain that firm or another without re-submitting the matter to our stockholders.  Even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of FORVIS, LLP have informed us that they will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed NWLGI and its subsidiaries by FORVIS, LLP for 2022 and 2021 are set forth in the table below:

	2022	2021
	(In thousands)

Audit Fees (1)	$1,447	$1,360
Audit Related Fees (2)	68	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,515	$1,360

(1)    These amounts represent the aggregate fees for professional services agreed upon by FORVIS, LLP for the audit of the Company's consolidated annual financial statements for the years ended December 31, 2022 and 2021, reviews of the condensed consolidated financial statements included in the Company quarterly reports on Form 10-Q for these years, and the related annual audits of internal control over financial reporting, and for stand-alone audits of the statutory financial statements of NWLIC and Ozark National , and the stand-alone GAAP financial statements of N.I.S. Financial Services, Inc.
(2)    These amounts represent non-recurring audit related services provided by FORVIS, LLP pertaining to the Company's implementation of a new accounting standard.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor of the Company.  The policy requires that all services the Company's independent auditor may provide to the Company, including audit services and permitted audit-related and non-auditor services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by FORVIS, LLP during 2022 and 2021.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.  All proxies executed and returned will be voted "FOR" the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 unless the proxy specifies otherwise.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires all public companies to hold a separate non-binding, advisory stockholder vote to approve the compensation of Named Executive Officers, or NEOs, as described in the Compensation Discussion and Analysis, the executive compensation tables, and any related information in the Company's proxy statement (commonly known as a "Say on Pay" proposal).

Compensation of Named Executive Officers

The Board of Directors and its Compensation Committee support compensation policies that place an emphasis on pay for performance. The Compensation Committee recognizes the broad concern in today's economic environment about excessive NEO compensation while also recognizing the importance of competitive compensation programs that are essential to recruiting and retaining key executive talent needed to produce successful operating results.

Please read the "Compensation Discussion and Analysis" beginning on page 16 for details about the Company's executive compensation program, including information about the compensation of our NEOs for 2022. In summary, the Board of Directors and its Compensation Committee believe that our executive compensation program aligns with the long-term interests of our stockholders and the achievement of key operating objectives.

The Company believes that its executive compensation programs are structured to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with stockholder value rather than simply rewarding shorter-term performance and payout periods. This structure emphasizes:

•Pay for performance,
•Alignment of executive interests with stockholders,
•Providing compensation opportunities appropriate for the size of the Company when compared to peer companies,
•Minimizing excessive or inappropriate risk, and
•Independent oversight over compensation principles and objectives that govern compensation decisions.

This proposal requests stockholders to indicate their support for the 2022 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which includes the "Compensation Discussion and Analysis," the compensation tables, and the narrative disclosures that accompany the compensation tables in this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote on this proposal is not binding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation programs, values the opinions expressed by stockholders in the voting results on this proposal and will consider them when making future compensation decisions for our NEOs.

Accordingly, the Company is asking stockholders to vote on the following advisory resolution at the 2023 Annual Meeting:

RESOLVED, that the stockholders of National Western Life Group Inc. approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the proxy statement for the Company's 2023 Annual Meeting of Stockholders.

The Board of Directors recommends a vote "FOR" the approval of the advisory resolution on compensation of Named Executive Officers. All proxies executed and returned will be voted "FOR" the advisory resolution unless the proxy specifies otherwise.

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTING ON EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires all public companies to permit a separate non-binding, advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as the "Frequency Vote on Say on Pay"). Stockholders may also abstain from making a choice. The Dodd-Frank Act requires all public companies to submit to their stockholders no less often than every six years thereafter the Frequency Vote on Say on Pay.

Frequency Vote on Say on Pay

As discussed above, the Board of Directors believes that current executive compensation programs link executive compensation to the Company's financial performance and align the interests of our executive officers with those of stockholders. The Board of Directors considers giving stockholders the right to cast an advisory vote on their approval of the compensation arrangements of our NEOs a good corporate governance practice. The Board of Directors further believes it is in the best interests of our stockholders to provide the Company with periodic input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement every year.

Although after careful consideration the Board of Directors recommends that the Say on Pay proposal be voted on every three years given our consistent practices in this area and the alignment of our executive compensation programs with those of stockholders, our stockholders will be able to specify one of four choices for the Frequency Vote on Say on Pay proposal as follows: (i) every three years, (ii) every two years, (iii) every year, or (iv) abstain. Stockholders are not voting to approve or disapprove of the Board of Directors' recommendation of a vote every three years on the Say on Pay proposal. Because this vote is advisory and will not be binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option most frequently specified by our stockholders.

The Board of Directors recommends that you vote "FOR" the Company to hold future advisory votes to approve the compensation of our NEOs every three years. All proxies executed and returned will be voted "FOR" future advisory votes to approve the compensation of our NEOs every three years unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of four of the Company's independent directors. The Audit Committee of the Board of Directors is responsible for the appointment and compensation of the independent auditors for the Company, reviewing the activities and independence of the independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the reporting and internal controls, oversight of any internal audit function, meeting periodically with management and the independent auditors, and resolving any disagreements between management and the independent auditors. Pursuant to the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.

FORVIS, LLP, West Des Moines, Iowa, was the Company's independent registered public accounting firm with respect to the Company's consolidated financial statements for the year ended December 31, 2022. Audit services performed by FORVIS, LLP consist of the audit of the statutory and consolidated GAAP basis financial statements of the Company and its subsidiaries for such year, preparation of various reports based thereon, and services related to the filings with the SEC in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"). In addition, FORVIS, LLP audited the design and operating effectiveness of the Company's internal controls over financial reporting. The Audit Committee has received periodic reports as to the Company's own testing and evaluation of its internal controls, as well as that of FORVIS, LLP.

The Disclosure Committee is a committee of senior officers and personnel from several NWLIC departments that reports directly to the Audit Committee. It is responsible for evaluating disclosure controls and procedures and for gathering, analyzing, and disclosing information as required to be disclosed under the securities laws. It assists the CEO and CFO with their responsibilities of making the required certifications under the securities laws regarding the Company's disclosure controls and procedures. It ensures that material financial information is properly communicated up the Company's hierarchy to the appropriate person(s) and that all disclosures are made in a timely fashion. The Disclosure Committee meets on a monthly basis.

In performance of its duties, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and with FORVIS, LLP, including the results of FORVIS, LLP’s audit of the Company’s financial statements. The Audit Committee has also discussed with FORVIS, LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by the PCAOB Auditing Standards 16 - Communications with Audit Committees. The Audit Committee also has received and reviewed the written disclosures and the letter from FORVIS, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding FORVIS, LLP’s communications with the Audit Committee concerning independence, and has discussed with FORVIS, LLP its independence from the Company, as well as any relationships that may impact FORVIS, LLP’s objectivity and independence.

The Committee reviewed and discussed the audited consolidated financial statements of NWLGI as of and for the year ended December 31, 2022, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on these reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that National Western Life Group, Inc.'s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

E. J. Pederson, Chairman
Dr. Thomas A. Blackwell
David S. Boone
Stephen E. Glasgow

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western Life Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of April 25, 2023, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's Class A Stock or Class B Stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of each Named Executive Officer of the Company; and (iv) the ownership interest of executive officers and directors of the Company as a group.  Insofar as is known to the Company, each such person, entity, or group has sole voting and dispositive power with respect to all such shares of Class A Stock and Class B Stock, except as may otherwise be noted.

For purposes of the tables below, the amounts and percentages of Class A Stock and Class B Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "dispositive power," which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants.  However, the Company's outstanding equity-linked compensatory awards may be settled or exercised solely for cash, and no shares of capital stock of the Company may be issued upon the settlement or exercise of those awards. Furthermore, there are currently no outstanding stock options. Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Our Class A Stock or Class B Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 25, 2023.  Percent of class is calculated based on 3,436,020 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 25, 2023.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Robert L. Moody, Sr.(1)	Class B Stock	198,074	99.04%
2302 Post Office Street, Suite 702
Galveston, TX 77550

Ross R. Moody(2)	Class A Stock	298,474	8.69%
10801 N. Mopac Expy, Bldg 3
Austin, TX 78759

Robert L. Moody, Jr.(3)	Class A Stock	298,390	8.68%
2302 Post Office Street, Suite 601
Galveston, TX 77550

Frances A. Moody-Dahlberg(4)	Class A Stock	291,324	8.48%
2302 Post Office Street, Suite 704
Galveston, TX 77550

Russell S. Moody(5)	Class A Stock	291,324	8.48%
2302 Post Office Street, Suite 704
Galveston, TX 77550

Dimensional Fund Advisors LP(6)	Class A Stock	226,881	6.60%
Building One
6300 Bee Cave Road
Austin, TX 78746

The Vanguard Group(7)	Class A Stock	191,603	5.58%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.(8)	Class A Stock	177,828	5.18%
55 East 52nd Street
New York, NY 10055

Continental General Insurance Company(9)	Class A Stock	188,444	5.48%
Percy Rockdale LLC(9)
595 Madison Avenue, 30th Floor
New York, NY 10022

(1) Robert L. Moody, Sr. is Chairman Emeritus of the Company.  Mr. Moody, Sr. is the controlling stockholder of the Company because he holds the voting power to elect more than a majority of the members of the Board of Directors.  According to a Schedule 13D filed by Moody National Bank on June 15, 2016, Mr. Moody, Sr. executed a statutory power of attorney that enables Moody National Bank to vote the Company’s shares owned by him. Further, according to an amendment to such Schedule 13D filed on October 16, 2019, the Class B shares shown in the table above were transferred to The Robert L. Moody Revocable Trust (the "Moody Revocable Trust"), of which Moody National Bank is trustee, on September 11, 2019. Management has been advised that, through his ability to revoke the Moody Revocable Trust, Mr. Moody has shared voting and dispositive power with respect to the Class B shares owned by the Moody Revocable Trust. As attorney-in-fact for Mr. Moody, and as trustee of the Moody Revocable Trust, Moody National Bank may have shared voting and dispositive power with respect to the Class B shares beneficially owned by Mr. Moody and the Moody Revocable Trust. Management has been advised further that Moody Bank Holding Company, Inc. ("MBHC"), which is wholly-owned by Moody Bancshares, Inc. ("Bancshares"), owns approximately 98.5% of the common stock of Moody National Bank. Management has been advised further that the Three R Trusts, trusts created by Mr. Moody, Sr. for the benefit of his children, own 100% of Bancshares’s Class B Stock (which elects a majority of Bancshares’s directors) and approximately 50.3% of Bancshares’s Class A Stock. Accordingly, the Three R Trusts, through ownership of Bancshares, control Moody National Bank. The Trustee of the Three R Trusts is Irwin M. Herz, Jr., One Moody Plaza, 18th Floor, Galveston, Texas. MBHC, Bancshares, the Three R Trusts, and Irwin M. Herz, Jr. may have shared voting and dispositive power with respect to the Class B shares that may be beneficially owned by Moody National Bank. In addition, the Three R Trusts beneficially own 1,926 Class B shares and 2,500 Class A shares. Management has been advised that if the Moody Revocable Trust is still in existence and holding the Company’s Class B shares at the time of Mr. Moody, Sr.’s death, such trust will terminate and that following such time, the Company’s Class B shares owned by the Moody Revocable Trust will be distributed to the Three R Trusts.

(2) Ross R. Moody is the Company’s Chairman of the Board, President and Chief Executive Officer. According to a Schedule 13D filed jointly on April 9, 2020 by Ross R. Moody, Moody RRM Interests Ltd. (the “RRM Partnership”), and Moody RRM Management Company LLC ("RRM Management"), the RRM Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that RRM Management is general partner of the RRM Partnership and that Ross R. Moody is manager of RRM Management. Such Schedule 13D further reports that the RRM Partnership, RRM Management, and Ross R. Moody have shared voting and dispositive power with respect to 289,474 Class A shares and that Ross R. Moody disclaims beneficial ownership of such shares. A Statement of Changes in Beneficial Ownership on Form 4 filed by Ross R. Moody with the SEC on May 17, 2022 reports that Ross R. Moody directly owns 9,000 Class A shares. Mr. Moody is deemed to have sole voting and dispositive power with respect to such directly-owned shares. The principal address of the RRM Partnership and RRM management is as shown in the table above for Mr. Moody.

(3) According to a Schedule 13G filed jointly on February 14, 2023 by Robert L. Moody, Jr., Moody RLM Jr. Interests Ltd. (the “RLM Jr. Partnership”), and Moody RLM Jr. Management Company LLC ("RLM Jr. Management") the RLM Jr. Partnership and RLM Jr. Management have shared voting and dispositive power with respect to 289,474 Class A shares and that Robert L. Moody, Jr. has shared voting and dispositive power with respect to 298,390 Class A shares. The principal address of the RLM Jr. Partnership and RLM Jr. Management is as shown in the table above for Mr. Moody, Jr.

(4) Frances A. Moody-Dahlberg is a director of the Company. According to a Schedule 13D filed jointly on April 9, 2020 by Ms. Moody-Dahlberg, Moody FAMD Interests Ltd. (the “FAMD Partnership”), and Moody FAMD Management Company LLC ("FAMD Management"), the FAMD Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such Schedule 13D reports that FAMD Management is general partner of the FAMD Partnership and that Ms. Moody-Dahlberg is manager of FAMD Management. Such Schedule 13D further reports that the FAMD Partnership, FAMD Management, and Ms. Moody-Dahlberg have shared voting and dispositive power with respect to 289,474 Class A shares and that Ms. Moody-Dahlberg disclaims beneficial ownership of such shares. Such Schedule 13D further reports that Ms. Moody-Dahlberg has sole voting and dispositive power with respect to 1,850 Class A shares. The principal address of the FAMD Partnership and FAMD Management is as shown in the table above for Ms. Moody-Dahlberg.

(5) Russell S. Moody is an advisory director of the Company. According to an amended Schedule 13D filed jointly on April 7, 2020 by Russell S. Moody, Moody RSM Interests Ltd. (the “RSM Partnership”), Moody RSM Management Company LLC ("RSM Management"), Moody National Bank, MBHC, Bancshares, the Three R Trusts, and Irwin M. Herz, Jr., the RSM Partnership acquired 289,474 Class A shares of the Company from the Moody Revocable Trust on March 30, 2020. Such amended Schedule 13D reports that RSM Management is general partner of the RSM Partnership, that Russell S. Moody and Moody National Bank are co-managers of RSM Management, and that Moody National Bank is attorney-in-fact for Russell S. Moody pursuant to a Power of Attorney previously executed by him. Such amended Schedule 13D further reports that the RSM Partnership and RSM Management have shared voting and dispositive power with respect to 289,474 Class A shares; Russell S. Moody has shared voting and dispositive power with respect to 291,324 Class A shares (including the 289,474 shares owned by the RSM Partnership) and disclaims beneficial ownership of 289,474 of such shares; Moody National Bank, MBHC and Bancshares have shared voting and dispositive power with respect to 291,325 Class A shares (including the 291,324 shares collectively owned by the RSM Partnership and by Russell S. Moody) and disclaim beneficial ownership of all of such shares; the Three R Trusts and Irwin M. Herz, Jr. have shared voting and dispositive power with respect to 293,825 Class A shares (including the 291,324 shares collectively owned by the RSM Partnership and by Russell S. Moody) and disclaim beneficial ownership of 291,325 of such shares; and Irwin M. Herz, Jr. has sole voting and dispositive power with respect to 2,000 Class A shares and disclaims beneficial ownership of 2,500 shares beneficially owned by Three R Trusts. The principal address of the RSM Partnership, RSM Management, Moody National Bank, MBHC, and Bancshares is 2302 Postoffice Street, Galveston, Texas 77550. The principal address of Three R Trusts is 2302 Postoffice Street, Suite 702, Galveston, Texas 77550, and the principal address of Irwin M. Herz, Jr. is One Moody Plaza, 18th Floor, Galveston, Texas 77550.

(6) In a Schedule 13G/A filed by Dimensional Fund Advisors LP ("Dimensional") on February 10, 2023, Dimensional reported beneficially owning 226,881 Class A shares, with sole voting power with respect to 222,446 Class A shares and sole dispositive power with respect to 226,881 Class A shares. According to such Schedule 13G/A, Dimensional is an investment adviser registered under the Investment Advisors Act of 1940, and the shares reported as beneficially owned by Dimensional are held by various investment companies registered under the Investment Company Act of 1940. The Schedule 13G/A also reported that Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds") and that, in certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. The Schedule 13G/A further stated that all of the Class A shares included in the Schedule 13G/A were owned by the Funds and that Dimensional disclaimed beneficial ownership of all such shares.

(7) In a Schedule 13G/A filed by The Vanguard Group ("Vanguard") on February 9, 2023, Vanguard reported beneficially owning 191,603 Class A shares, with shared voting power with respect to 1,702 Class A shares, sole dispositive power with respect to 187,693 Class A shares, and shared dispositive power with respect to 3,910 Class A shares. According to such Schedule 13G/A, Vanguard is an investment adviser registered under the Investment Advisors Act of 1940.

(8) In a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2023, BlackRock, Inc. reported beneficially owning 177,828 Class A shares, with sole voting power with respect to 172,667 Class A shares and sole dispositive power with respect to 177,828 Class A shares. According to such Schedule 13G/A, BlackRock, Inc. is a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act.

(9) In a Schedule 13D filed by Continental General Insurance Company, Continental Insurance Group, Ltd., Continental General Holdings LLC, Percy Rockdale LLC and Michael Gorzynski on April 24, 2023, the reporting persons reported beneficially owning collectively a total of 188,444 Class A Shares. The Schedule 13D stated that Percy Rockdale LLC directly beneficially owned 6,000 Class A Shares and Continental General Insurance Company directly beneficially owned 182,444 Class A Shares. The report further stated that Continental General Holdings LLC is the sole owner of Continental Insurance Group, Ltd., which is in turn the sole owner of Continental General Insurance Company, and that each of these two holding companies may be deemed to beneficially own the 182,444 Class A Shares directly beneficially owned by Continental General Insurance Company. The Schedule 13D also disclosed that Mr. Gorzynski is a manager of Continental General Holdings LLC and therefore may be deemed to beneficially own the 182,444 Class A Shares directly beneficially owned by Continental General Insurance Company. Furthermore, the Schedule 13D disclosed that Mr. Gorzynski is the sole manager of Percy Rockdale LLC and therefore may be deemed to beneficially own the 6,000 Class A Shares directly beneficially owned by Percy Rockdale LLC. The Schedule 13D stated that it was filed in accordance with Rule 13d-1(c) under the Exchange Act, which is available to reporting persons that disclose their acquisitions on Schedule 13D within 10 days and have not acquired the securities with any purpose, or with the effect, of changing or influencing the control of the Company. The Schedule 13D reports that the address for Mr. Gorzynski and Percy Rockdale LLC is 595 Madison Avenue, 30th Floor, New York, NY 10022. It further reports that the address for Continental General Insurance Company, Continental Insurance Group, Ltd., and Continental General Holdings LLC is 11001 Lakeline Blvd., Ste. 120, Austin, TX 78717.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  The address of all directors and Named Executive Officers in this table is c/o National Western Life Group, Inc., 10801 N Mopac Expy Bldg 3, Austin, TX 78759.  Ownership amounts are as of April 25, 2023.  Percent of class is calculated based on 3,436,020 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 25, 2023.

Directors and Officers	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class

Named Executive Officers:
Ross R. Moody	Class A Stock	298,474	(1)	8.69%

Rey Perez	Class A Stock	110		+

Directors:
Dr. Thomas A. Blackwell	Class A Stock	500		+

David S. Boone	Class A Stock	200		+

Stephen E. Glasgow	Class A Stock	20		+

E. Douglas McLeod	Class A Stock	2,000		+

Charles D. Milos	Class A Stock	6,838		+

Frances A. Moody-Dahlberg	Class A Stock	291,324	(2)	8.48%

E. J. Pederson	Class A Stock	10		+

Directors and Executive	Class A Stock	599,476		17.45%
Officers as a Group
(16 Persons)

(1) See footnote (2) to the “Owners of More than 5% of Our Class A Stock or Class B Stock” table above.
(2) See footnote (4) to the “Owners of More than 5% of Our Class A Stock or Class B Stock” table above.
+ Indicates ownership of less than one percent of the class.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 and any amendments thereto that they file. Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2022, all the Reporting Persons complied with the applicable filing requirements on a timely basis, except that Todd Wallace inadvertently failed to timely file a Form 3 within ten days of his election to the Board of Directors on June 17, 2022. Mr. Wallace's Form 3 was filed on July 6, 2022.

OTHER INFORMATION

Annual Report to Stockholders

A copy of the 2022 Annual Report to Stockholders of National Western Life Group, Inc. for the year ended December 31, 2022 has been provided concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Stockholders is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

The Company's Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 14, 2023, including any financial statements but without exhibits, is available at www.nwlgi.com or at the SEC's Internet site at www.sec.gov; and may also be obtained without charge by written request to the Secretary, National Western Life Group, Inc., 10801 N Mopac Expy Bldg 3, Austin, TX 78759.

Deadlines for Submitting Stockholder Nominations and Proposals for the 2024 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year's annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of NWLGI at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 not later than January 6, 2024, the date that is at least 120 days prior to May 5, 2024, the anniversary date that this proxy statement was first made available to stockholders. Such proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2024 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholder proposals, including stockholder director nominations, submitted for consideration at the 2024 Annual Meeting of Stockholders but not submitted for inclusion in our proxy statement for the 2024 Annual Meeting pursuant to Rule 14a-8 generally must be delivered to our Secretary no later than ninety days nor earlier than one hundred twenty days before the first anniversary of the 2023 Annual Meeting. Accordingly, any such proposal must be received no earlier than February 23, 2024, and no later than March 24, 2024. However, if the date of the 2024 Annual Meeting is more than thirty days before or more than seventy days after June 22, 2024, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Any such stockholder proposal must constitute a proper matter for stockholder action, and any such proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Restated Bylaws.

Stockholders may contact the Secretary at our principal executive office located at 10801 N Mopac Expy Bldg 3, Austin, TX 78759 for a copy of the requirements for making stockholder proposals.

Documents Available Without Charge

You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 and our proxy statement, each as filed with the SEC, at no cost, by writing to or telephoning us at the following address:

National Western Life Group, Inc.
10801 N Mopac Expy Bldg 3
Austin, TX 78759
Telephone: (512) 836-1010
Attn: Investor Relations

If you would like to request documents from us, please do so by June 7, 2023 to receive them before the annual meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the annual meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement or in the incorporated documents.
This proxy statement is dated April 28, 2023. You should not assume the information contained in this proxy statement is accurate as of any date other than this date, and the mailing of this proxy statement to stockholders shall not imply information is accurate as of any other date.

By Order of the Board of Directors

/S/ Gina Byrne Miller
Gina Byrne Miller
Senior Vice President - Chief Legal Officer and Secretary

Austin, Texas
April 28, 2023

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE VIA THE INTERNET OR BY MOBILE VOTING, OR COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.